                          [LOGO]

April 23, 1997
TO OUR STOCKHOLDERS:

    On behalf of the Board of Directors and management of Playtex Products, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 11:00 a.m. at Chase Manhattan Bank, N.A., 270 Park Avenue, New York, New York.

    At the Annual Meeting, stockholders will be asked to elect the Board of Directors and approve the selection of the Corporation's independent auditors, all of which is fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

    It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. However, if you wish to vote in accordance with the directors' recommendations, all you need do is sign and date the card.

    Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

    If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                          Sincerely,

                                          /s/ Michael R. Gallagher

                                          MICHAEL R. GALLAGHER
                                          Chief Executive Officer and Director

                             PLAYTEX PRODUCTS, INC.
                              300 NYALA FARMS ROAD
                          WESTPORT, CONNECTICUT 06880
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

    The Annual Meeting of Stockholders of Playtex Products, Inc. (the "Company") will be held at Chase Manhattan Bank, N.A., 270 Park Avenue, New York, New York, on Tuesday, May 20, 1997 at 11:00 a.m. local time, for the following purposes:

       ITEM 1.          To elect a Board of Directors for the ensuing year;

       ITEM 2.          To ratify the selection of the firm of KPMG Peat Marwick LLP as the
                        Company's independent auditors for fiscal year 1997; and

       ITEM 3.          To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has set the close of business on April 1, 1997 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Paul E. Yestrumskas

                                          Paul E. Yestrumskas
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

APRIL 23, 1997

  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             PLAYTEX PRODUCTS, INC.
                              300 NYALA FARMS ROAD
                          WESTPORT, CONNECTICUT 06880
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is being furnished to stockholders of Playtex Products, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Chase Manhattan Bank, N.A., 270 Park Avenue, New York, New York, on Tuesday, May 20, 1997 at 11:00 a.m. local time, and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are being mailed beginning on or about April 25, 1997 to stockholders of the Company on April 1, 1997, the record date for the Annual Meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 28, 1996 is included as an appendix to this document.

    Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

    The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities.

VOTING RIGHTS

    As of April 1, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), the outstanding stock of the Company entitled to receive notice of and to vote at the Annual Meeting consisted of 50,913,804 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter that is voted on at the Annual Meeting.

QUORUM; REQUIRED VOTE; VOTING PROCEDURES

    A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present. Pursuant to applicable Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Each other item to come before the Annual Meeting requires the approval of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such item. Abstentions as to any such item will have the same effect as votes against such item; however, broker non-votes will be treated as not entitled to vote for purposes of determining the vote required for approval of such item and will not have any effect on the outcome of the matter.

    Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies will be voted FOR the three items listed on the proxy card and described below, and will be voted in the discretion of the proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than those matters referred to herein. If you give specific voting instructions by marking the boxes on the proxy card, your shares of Common Stock will be voted in accordance with such instructions.

                             ELECTION OF DIRECTORS

    Pursuant to the By-Laws of the Company, the Board of Directors has fixed at nine the number of directors to be elected at the Annual Meeting. Directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal.

    Each of the nominees set forth below, except C. Ann Merrifield, is currently a director of the Company. Each nominee has agreed to serve as a director, if elected, and the Company believes that each nominee will be available to serve. If any nominee is unavailable to serve as a director, the shares may be voted for the election of a substitute nominee as management of the Company may propose.

    Assuming the presence of a quorum, the election of directors requires the favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes as to election of directors will be counted as present for determining a quorum but will not affect the election of candidates receiving a plurality of the votes.

    If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person.

INFORMATION REGARDING NOMINEES

    The names and ages of the nominees, their principal occupations or employment (including their position with the Company, if applicable) during the past five years and other data regarding them is set forth below.

NAME                                      AGE                                   POSITION
-------------------------------------     ---     ---------------------------------------------------------------------

Robert B. Haas.......................     49      Chairman and Director
Michael R. Gallagher.................     51      Chief Executive Officer and Director
Michael F. Goss......................     37      Executive Vice President, Chief Financial Officer and Director
Thomas H. Lee........................     53      Director
Kenneth F. Yontz.....................     52      Director
Timothy O. Fisher....................     47      Director
Douglas D. Wheat.....................     46      Director
Michael R. Eisenson..................     41      Director
C. Ann Merrifield....................     46      Director Nominee

    Robert B. Haas has been Chairman and a Director of the Company since June 1995. Mr. Haas has been actively involved in private investments since 1989, specializing in leveraged buyouts. He currently serves as Chairman of the Board and Chief Executive Officer of Haas Wheat & Partners Incorporated ("Haas Wheat & Partners") (January 1995-present); Chairman of the Board and Chief Executive Officer of Haas Wheat Advisory Partners Incorporated (1992-present) and Chairman of the Board of Haas & Partners Incorporated (1989-present) (each of which is a private investment firm specializing in leveraged acquisitions). Mr. Haas serves as a director of Specialty Foods Acquisition Corporation, Specialty Foods Corporation and Sybron International Corporation.

    Michael R. Gallagher has been the Chief Executive Officer and a Director of the Company since July 1995. Prior to joining the Company, Mr. Gallagher was Chief Executive Officer of North America for Reckitt & Colman PLC (1994-1995). Mr. Gallagher was President and Executive Officer of Eastman Kodak's subsidiary L&F Products from 1988 until the subsidiary was sold to Reckitt & Colman PLC in 1994. Mr. Gallagher was President of the Lehn & Fink Consumer Products Division at Sterling Drug from 1984 until the Division was sold to Eastman Kodak in 1988. Mr. Gallagher was President/General Manager of the Household Products Division of the Clorox Corp. from 1982--1984. Prior to that Mr. Gallagher had various marketing and general management assignments with Clorox and with Procter and Gamble. Mr. Gallagher is a director of Fleet Bank N.A. and the Grocery Manufacturers Association.

    Michael F. Goss has been Executive Vice President and Chief Financial Officer of the Company since December 1994. He has served as a Director of the Company since September 1995. From 1992 to 1994, Mr. Goss was Treasurer and Vice President-Corporate Development of Oak Industries, Inc. ("Oak"). From 1990 to 1992, he was Director of Financial Planning for Oak.

    Thomas H. Lee has been a Director of the Company since December 1988. Since 1974, Mr. Lee has been President of the Thomas H. Lee Company, a firm engaged in investment activities. He is currently a director of Autotote Corporation (manufacturer of gaming industry control equipment), Finlay Fine Jewelry Corporation (operator of leased fine jewelry departments), First Security Services Corporation (provider of security services), Health-o-meter, Inc. (manufacturer of consumer, medical and office supplies), Livent, Inc. (theater productions), and Vail Resorts, Inc. (operator of resorts). Mr. Lee is also a general partner of the ML-Lee Acquisition Fund, L.P., ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. (collectively, the "ML-Lee Acquisition Funds"). Mr. Lee is Chairman of Thomas H. Lee Advisors I, and general partner of Thomas H. Lee Advisors II, L.P., the investment advisors to the ML-Lee Acquisition Funds. He is the general partner of the THL Equity Advisors Limited Partnership, the general partner of and investment advisor to Thomas H. Lee Equity Partners, L.P.

    Kenneth F. Yontz has been a Director of the Company since June 1995. Mr. Yontz has been Chairman of the Board, President and Chief Executive Officer of Sybron International Corporation (a manufacturer of dental and laboratory products) since 1987. He previously served as Executive Vice President of the Allen-Bradley Company. He is a director of Berg Electronics, Inc.

    Timothy O. Fisher has been a Director of the Company since May 1996. Mr. Fisher has been a Vice President (since 1986) of The Hillman Company (diversified investments and operations) and is a director of several private companies.

    Douglas D. Wheat has been a Director of the Company since June 1995. Mr. Wheat has been President of Haas Wheat & Partners (January 1995-present); President of Haas Wheat Advisory Partners Incorporated (1992-present) (each of which is a private investment firm specializing in leveraged acquisitions); Co-Chairman of Grauer & Wheat, Inc. (a private investment firm) (1989-1992) and Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation (1985-1989). Mr. Wheat serves as a director of Specialty Foods Acquisition Corporation, Specialty Foods Corporation and Smarte Carte, Inc..

    Michael R. Eisenson has been a Director of the Company since March 1997. Mr. Eisenson is the President and Chief Executive Officer of Harvard Private Capital Group, Inc., which is the investment advisor for the private equity and real estate portfolios of the Harvard University endowment fund. HPC currently has $2.5 billion under management. Prior to joining Harvard in 1986, Mr. Eisenson was a Manager with The Boston Consulting Group from 1981 to 1985. He serves on the Board of Directors of Harken Energy Corporation, ImmunoGen, Inc., NHP Incorporated, Somatix Therapy Corporation, and

United Auto Group, Inc., as well as those of several private companies. Mr. Eisenson was awarded a Juris Doctorate and a Master of Public and Private Management degree by Yale University in 1981.

    C. Ann Merrifield has been President of Genzyme Genetics, a wholly owned subsidiary of Genzyme Corporation (a biotechnology company), since 1996. She previously served as Vice President, Marketing and Business Development of Genzyme Genetics from 1992 to 1996. Prior to that, Ms. Merrifield was a Partner with Bain and Company (a consulting firm) from 1987 to 1992.

    There are no family relationships among any of the foregoing persons.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1997 by (i) each director and each nominee for director of the Company, (ii) the Named Executive Officers (as defined in and set forth under "Executive Compensation--Summary Compensation Table" below), (iii) each person believed by the Company to own beneficially more than five percent of the outstanding Common Stock, and (iv) all directors and Named Executive Officers as a group.

                                                                   NUMBER OF SHARES
                            NAME OF                                  BENEFICIALLY
                       BENEFICIAL OWNER                                OWNED(1)          PERCENT
---------------------------------------------------------------  --------------------  -----------
Robert B. Haas.................................................     20,000,000(2)            39.3
Michael R. Gallagher...........................................        252,333(3)               *
Michael F. Goss................................................        108,001                  *
Richard G. Powers..............................................           --               --
Max R. Recone..................................................         95,001                  *
James S. Cook..................................................        145,001                  *
Thomas H. Lee..................................................      3,336,455(4)             6.6
Kenneth F. Yontz...............................................          1,800                  *
Timothy O. Fisher..............................................         21,663(5)               *
Douglas D. Wheat...............................................           --               --
Michael R. Eisenson............................................           --               --
C. Ann Merrifield..............................................           --               --
Stinson Capital Partners, L.P., et al (6)......................      2,736,500                5.4
  909 Montgomery Street
  Suite 400
  San Francisco, CA 94113
Partnerships managed by Haas Wheat & Partners (2)..............     20,000,000(2)(7)         39.3
All current directors, director nominees and Named Executive
  Officers as a group (12 persons).............................     23,960,254               46.7

------------------------

*   Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of stock options granted by the Company that are exercisable within 60 days of the Record Date. The shares beneficially owned include 233,333, 80,001, 55,001, 55,001, and 1,800 shares subject to currently exercisable options granted to Messrs. Gallagher, Goss, Recone, Cook, and Yontz, respectively, and 425,136 shares subject to currently exercisable options granted to all current directors and Named Executive Officers as a group.

(2) Includes 8,055,555 (approximately 15.8% of the outstanding shares) owned by HWH Capital Partners, L.P., 9,028,482 shares (approximately 17.7% of the outstanding shares) owned by HWH Valentine Partners, L.P., and 2,915,963 shares (approximately 5.7% of the outstanding shares) owned by HWH

    Surplus Valentine Partners, L.P. ("Surplus"). The address of each of the foregoing partnerships is c/o Haas Wheat & Partners Incorporated, 300 Crescent Court, Suite 1700, Dallas, Texas 75201. The sole general partner of each of such partnerships is a limited partnership, and the sole general partner of each of such limited partnerships is a corporation controlled by Mr. Haas. By virtue of his control of such corporations, Mr. Haas has sole voting and dispositive power over 17,084,037 shares and shared voting and dispositive power over 2,915,963 shares.

(3) Includes 9,000 shares held by Mr. Gallagher's children. Mr. Gallagher disclaims beneficial ownership of these shares.

(4) Includes 1,361,951 shares held of record by the 1989 Thomas H. Lee Nominee Trust dated September 29, 1989, 1,406,204 shares held of record by the ML-Lee Acquisition Fund, L.P., 343,726 shares held of record by the ML-Lee Acquisition Fund II, L.P. and 183,560 shares held of record by the ML-Lee Acquisition Fund II (Retirement Accounts), L.P. Mr. Lee disclaims beneficial ownership of the shares held by the three ML-Lee Acquisition Funds. Certain of the 1,361,951 shares held of record by the 1989 Thomas H. Lee Nominee Trust are subject to options to purchase granted by such trust to certain employees and consultants of the Thomas H. Lee Company. Also included are 20,507 shares held by the Stephen Zachary Lee 1988 Irrevocable Trust and 20,507 shares held by the Robert Schiff Lee 1988 Irrevocable Trust. Mr. Lee also disclaims beneficial ownership of the shares held by such trusts.

(5) Includes 16,663 shares held of record by Mr. Fisher's spouse and children. Mr. Fisher disclaims beneficial ownership of these shares.

(6) On February 26, 1997, the Company received a Schedule 13D dated February 18, 1997 filed with the Securities and Exchange Commission (the "Commission") in respect of ownership of an aggregate of 2,736,500 shares of Common Stock by a group comprised of Stinson Capital Partners, L.P., BK Capital Partners IV, L.P., The Carpenters Pension Trust for Southern California, United Brotherhood of Carpenters and Joiners of America Local Unions and Councils Pension Fund, Insurance Company Supported Organizations Pension Plan, Richard C. Blum & Associates, L.P., Richard C. Blum & Associates, Inc. and Richard C. Blum. Each filing person reported shared voting power and shared dispositive power with respect to all of such shares. The Company has not attempted to verify independently any of the information contained in the
    Schedule 13D.

(7) Of these shares, 2,915,963 shares (approximately 5.7% of the outstanding shares) are owned by Surplus Phemus Corporation ("Surplus"), an affiliate of Harvard Private Capital Group, Inc. (a corporation which invests and manages the private equities portfolio of the Harvard University Endowment) which is the sole limited partner of Surplus and shares voting and dispositive power with respect to such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the New York Stock Exchange, Inc. (the "NYSE"). These Reporting Persons are required by Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the Commission and the NYSE.

    Based on the Company's review of the copies of the forms it has received and written representations from certain Reporting Persons, the Company believes that all of its Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 1996, except that a Form 3 and Form 4 for Messrs. Fisher and Recone, respectively, were inadvertently filed after the required date.

BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Company's Board of Directors met or acted by unanimous written consent six times during fiscal year 1996. Each Director attended or participated in at least 75% of the total number of Board of Directors meetings or actions and meetings or actions of Board of Directors committees on which the Director served during the time he served on the Board of Directors of such committee.

    The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee").

    The Audit Committee was comprised of Messrs. Fisher, Lee, and Yontz during fiscal year 1996. As directed by the Board of Directors, the functions of the committee include recommending independent auditors to be employed by the Company; conferring with the auditors regarding their audit of the Company; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company's internal auditors; reviewing with auditors the results of their examination; and recommending changes in financial policies or procedures as suggested by the auditors. The Audit Committee met twice during fiscal year 1996.

    The Compensation Committee was comprised of Messrs. Haas, Herskowitz, Wheat and Yontz until May 22, 1996 and was comprised of Messrs. Fisher and Yontz thereafter during fiscal year 1996. The functions of the Compensation Committee are to review new or modified programs in the areas of executive salary and incentive compensation (including the Management Incentive Plan), deferred compensation and stock plans; to review direct and indirect compensation matters; to review management's compensation actions with respect to executive officers and other key personnel; and to administer the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees (the "1994 Playtex Stock Option Plan"). The Compensation Committee met or acted by unanimous written consent four times during fiscal year 1996. While serving on the Compensation Committee, directors do not receive option awards (except, as to Mr. Yontz, pursuant to formula grants) under the 1994 Playtex Stock Option Plan.

    Pursuant to the Company's By-Laws, a Purchaser Nominating Committee (comprised of Messrs. Haas and Wheat) and a Non-Purchaser Nominating Committee (comprised of Messrs. Gallagher, Goss and Lee) nominate candidates for election to the Company's Board of Directors in accordance with the procedures set forth therein. Of the nominees for director set forth above, Messrs. Haas, Wheat, Yontz, Fisher and Eisenson were nominated by the Purchaser Nominating Committee and Messrs. Gallagher, Goss, Lee and Ms. Merrifield were nominated by the Non-Purchaser Nominating Committee. See "Stockholder Nominations and Proposals."

DIRECTORS COMPENSATION

    Directors who are officers or former officers of the Company and those affiliated with any shareholders owning more than 5% of the Common Stock of the Company do not receive any fees for their services as Directors. Mr. Yontz receives, and if elected, Ms. Merrifield will receive an annual retainer of $10,000, fees of $2,500 for each board meeting attended in person or by telephone and $1,000 for each committee meeting attended in person or by telephone, plus reimbursement of reasonable out-of-pocket expenses. In addition, Mr. Yontz participates, and if elected, Ms. Merrifield will participate, in the 1994 Playtex Stock Option Plan.

                              CERTAIN TRANSACTIONS

    The Company's businesses are unrelated to the businesses of Playtex Apparel, Inc. ("Apparel"), a wholly owned subsidiary of Sara Lee Corporation ("Sara Lee"). Sara Lee acquired all of the capital stock of Apparel from Playtex Apparel Partners, L.P. (the "Apparel Partnership") in November 1991 in exchange for Sara Lee common stock. The Apparel Partnership holds all of the Company's
15 1/2% Junior Subordinated Notes due December 15, 2003. Playtex Investment Corp., a wholly-owned subsidiary of the Company, holds a 15% debenture of the Apparel Partnership due on December 15, 2003. Such amounts are reflected as "Due to related party" and "Due from related party," respectively, in the consolidated financial statements of the Company.

    The Company has agreed to indemnify the Apparel Partnership and Apparel with respect to product liability (including any toxic shock syndrome liability) related to the Company's businesses and certain tax matters related to the Apparel business prior to December 28, 1988, and Apparel has agreed to assume one-half of any costs and expenses that may be incurred by the Company in connection with its prior use of the Kent County Landfill Site, Houston, Delaware.

    On June 6, 1995, following the receipt of stockholder approval at the Company's 1995 Annual Meeting of Stockholders (the "1995 Annual Meeting"), the Company consummated the sale of 20 million shares of Common Stock at a price of $9.00 per share to HWH Capital Partners, L.P., HWH Valentine Partners, L.P., and HWH Surplus Valentine Partners, L.P. (collectively, the "Haas Wheat Partnerships"), each a Delaware limited partnership managed by Haas Wheat & Partners, pursuant to a Stock Purchase Agreement, dated as of March 17, 1995 (the "Stock Purchase Agreement"), between the Company and the Haas Wheat Partnerships (the "Haas Wheat Transaction"). The Haas Wheat Partnerships' shares constitute approximately 40% of the Company's outstanding Common Stock. At the 1995 Annual Meeting, designees of the Haas Wheat Partnerships were elected by the Company's stockholders as a majority of the Company's Board of Directors. Pursuant to the Stock Purchase Agreement, the Haas Wheat Partnerships have agreed that, for up to ten years from March 1995, so long as such partnerships own at least 25% of the outstanding voting securities of the Company, unless any of certain events have occurred (including in the event that nominees of the Purchaser Nominating Committee were to cease to constitute a majority of the Board of Directors), such partnerships will vote all of their voting securities of the Company for a Board of Directors that will consist at all times of a simple majority of nominees selected by the Purchaser Nominating Committee and the remainder of nominees selected by the Non-Purchaser Nominating Committee. See "Security Ownership of Certain Beneficial Owners and Management--Board Meetings, Committees and Attendance." Pursuant to the Stock Purchase Agreement,
(i) no ongoing management fees or advisory fees will be paid to the Haas Wheat Partnerships or any of their affiliates until after June 6, 2000, other than for services rendered to the Company in connection with specific transactions and approved in advance by a majority of the Disinterested Directors (as defined) on the Board of Directors, and (ii) until June 6, 2000, no director nominated by the Purchaser Nominating Committee or officer of the Company who is a stockholder, officer, director or employee of Haas Wheat & Partners will be paid any fees for services rendered, including any salary, consulting fees, or outside directors' fees.

    The Company believes that the terms of all the arrangements with the Apparel Partnership, Apparel, and the Haas Wheat Partnerships were and are fair to the Company and comparable to those which could be obtained from unrelated third parties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation paid by the Company and its subsidiaries for services in all capacities during fiscal years 1996, 1995 and 1994 to the Company's Chief Executive Officer during fiscal year 1996 and each of the four other executive officers of the Company during fiscal year 1996 who were serving as executive officers of the Company at the end of fiscal year 1996 and whose combined annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                                  ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                         -------------------------------------  --------------------------
                                                                                      OTHER     SECURITIES      AWARDS
                                                                                     ANNUAL     UNDERLYING     ALL OTHER
                                                                                     COMPEN-     OPTIONS/       COMPEN-
                                                           SALARY       BONUS        SATION        SARS         SATION
NAME AND PRINCIPAL POSITION                     YEAR        ($)          ($)           ($)        (#)(1)        ($)(2)
--------------------------------------------  ---------  ----------  ------------  -----------  -----------  -------------
Michael R. Gallagher........................       1996  $  650,000  $  1,093,000(3)  $  --        100,000    $   186,991(4)
  Chief Executive Officer and                      1995     345,000       650,000      --          800,000            392
  Director                                         1994      --           --           --           --            --
Michael F. Goss.............................       1996     213,000       125,000      --           --             28,928
  Executive Vice President, Chief                  1995     200,923       100,000      --          127,500         52,563(5)
  Financial Officer and Director                   1994      15,384       --           --           37,500        --
Richard G. Powers...........................       1996      80,769        32,500      --           50,000        --
  President, Personal                              1995      --           --           --           --            --
  Products Division                                1994      --           --           --           --            --
Max R. Recone...............................       1996     201,269        90,000      --           --             39,902
  President, Consumer                              1995     191,539        38,000      --           95,000         35,522
  Products Division                                1994     179,231        71,692      --           15,000         35,875
James S. Cook...............................       1996     193,462        88,000      --           --             39,758
  Senior Vice President,                           1995     185,077        34,000      --           95,000         35,802
  Operations                                       1994     175,846        77,372      --           15,000         36,458

------------------------

(1) Options are exercisable starting 12 months after the grant date, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date. Mr. Gallagher's 1995 options, however, became exercisable in equal installments over a four year period, with full vesting occurring on the fourth anniversary of the grant date.

(2) Except with respect to Mr. Gallagher in 1996 and Mr. Goss in 1995, represents employer contribution to the Playtex Products Profit-Sharing Retirement Plan (the "Retirement Plan") and Deferred Benefit Equalization Plan (the "Deferred Plan") and premiums paid by employer for term life insurance.

(3) Represents $793,000 paid pursuant to the Company's Management Incentive Plan and $300,000 paid pursuant to Mr. Gallagher's Special Bonuses Program established in the Memorandum of Understanding dated July 10, 1995.

(4) Represents $144,062 employer contribution to the Retirement Plan and the Deferred Plan and premium paid by employer for term life insurance, and $42,929 in connection with Mr. Gallagher's relocation to Connecticut in 1996.

(5) Represents $2,563 employer contribution to the Retirement Plan and the Deferred Plan and premium paid by employer for term life insurance, and a $50,000 moving allowance in connection with Mr. Goss's relocation to Connecticut in 1995.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information related to stock options exercised by the Named Executive Officers during fiscal year 1996 and unexercised stock options and stock appreciation rights ("SARs") held by the Named Executive Officers at fiscal year end.

                                                                                                             VALUE OF
                                                                                         NUMBER OF          UNEXERCISED
                                                                                        UNEXERCISED        IN-THE-MONEY
                                                                                      OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                                       DECEMBER 28,      DECEMBER 28,1996
                                                       SHARES                           1996(#)(2)           ($)(2)(3)
                                                      ACQUIRED            VALUE      -----------------  -------------------
                                                         ON             REALIZED       EXERCISABLE/        EXERCISABLE/
NAME                                               EXERCISE(#)(1)        ($)(1)        UNEXERCISABLE       UNEXERCISABLE
-----------------------------------------------  -------------------  -------------  -----------------  -------------------
Michael R. Gallagher...........................          --                --          200,000/700,000                 0/0
Michael F. Goss................................          --                --            67,501/97,499       21,875/10,937
Richard G. Powers..............................          --                --                 0/50,000                 0/0
Max R. Recone..................................          --                --            41,668/68,332                 0/0
James S. Cook..................................          --                --            41,668/68,332                 0/0

------------------------

(1) None of the Named Executive Officers exercised any stock options during fiscal year 1996.

(2) No SARs are outstanding.

(3) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 27, 1996 (the last trading day of fiscal year
    1996) was $7.625.

OPTION GRANTS DURING FISCAL YEAR 1996

    The following table provides information related to options granted to the Named Executive Officers during fiscal year 1996. No SARs were granted during fiscal year 1996.

                                                        INDIVIDUAL GRANTS
                                      ------------------------------------------------------
                                                  % OF TOTAL                                    POTENTIAL REALIZABLE
                                                   OPTIONS/                                       VALUE AT ASSUMED
                                                     SARS        EXERCISE                      ANNUAL RATES OF STOCK
                                      OPTIONS/    GRANTED TO        OR                         PRICE APPRECIATION FOR
                                        SARS       EMPLOYEES       BASE                            OPTION TERM(1)
                                       GRANTED     IN FISCAL       PRICE       EXPIRATION     ------------------------
NAME                                   (#)(2)        YEAR        ($/SH)(3)        DATE          5% ($)      10% ($)
------------------------------------  ---------  -------------  -----------  ---------------  ----------  ------------
Michael R. Gallagher................    100,000          60%     $    9.00   May 15, 2006     $  566,005  $  1,434,368
Michael F. Goss.....................     --           --            --             --             --           --
Richard G. Powers...................     50,000          30%          8.00   July 25, 2006       148,576       376,522
Max R. Recone.......................     --           --            --             --             --           --
James S. Cook.......................     --           --            --             --             --           --

------------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) Options granted to persons other than non-employee directors in fiscal year 1996 under the 1994 Playtex Stock Option Plan are exercisable starting 12 months after the grant date, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date.

(3) The exercise price was equal to the fair market value of the Common Stock on the date of grant. The option exercise price and tax withholding obligations related to exercise may be paid in cash, by delivery of already owned shares, by offset of the underlying shares, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

1994 PLAYTEX STOCK OPTION PLAN

    The 1994 Playtex Stock Option Plan, which has been approved by the Company's stockholders, authorizes the grant to directors, executives and other key employees of the Company of long-term incentive share awards in the form of options ("Options") to purchase Common Stock and SARs. The 1994 Playtex Stock Option Plan is administered by the Compensation Committee. The aggregate number of shares of Common Stock which may be issued upon exercise of Options and SARs may not exceed 3,047,785 shares (subject to further adjustments for stock dividends and stock splits); provided that the aggregate number of such shares which may be issued upon the exercise of Options and SARs granted to any single director or Executive Officer (as defined in the 1994 Playtex Stock Option Plan) may not exceed 1,000,000. Options and SARs may not be granted under the 1994 Playtex Stock Option Plan after October 2003. As of the Record Date, the number of remaining shares available for issuance under the 1994 Playtex Stock Option Plan was 692,852, which amount gives effect to grants made during fiscal year 1996 and the first quarter of fiscal year 1997.

BENEFIT PLANS FOR TERMINATED EMPLOYEES

    The Company maintains a Severance Payment Policy under which the Named Executive Officers (excluding the Chief Executive Officer) who are "terminated" from service without cause are entitled to receive compensation for a period of six to twelve months, depending on their years of accrued service.

ARRANGEMENTS WITH FORMER CHIEF EXECUTIVE OFFICER

    The Company has retained Joel E. Smilow, its former Chairman and Chief Executive Officer, as a consultant for a five-year period commencing July 10, 1995 (the "Consulting Period") at an annual fee of $250,000. The consulting agreement does not require Mr. Smilow to devote any minimum amount of time to the performance of consulting services. During the Consulting Period, the Company will provide Mr. Smilow with an office and secretarial assistance. Mr. Smilow is also entitled to reimbursement of certain expenses incurred in connection with his consulting services, and is entitled to benefits under the Company's medical and dental plan for the duration of the Consulting Period, subject to his payment of any contributory amounts payable for the coverage selected by him. Under the agreement, Mr. Smilow may not directly or indirectly carry on any business in competition with the Company for the duration of the Consulting Period. Furthermore, Mr. Smilow agrees not to disclose, make use of, or make accessible any confidential information which he obtained from the Company during the Consulting Period and for a five year period thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Haas served on the Compensation Committee of the Board of Directors until May 22, 1996.

REPORT ON EXECUTIVE COMPENSATION

    IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH IMMEDIATELY THEREAFTER SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE COMMISSION OR SUBJECT TO REGULATIONS 14A OR 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER FILED DOCUMENT.

    The foundation of the Company's compensation policies is the view that the Company's success is attributable to the efforts of its employees, including its executive officers. The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The Company endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the Company. The compensation paid to the Company's executive officers consists primarily of base salary, cash bonuses under the Management Incentive Plan, and grants of Options pursuant to the 1994 Playtex Stock Option Plan. In addition, the Company provides all executive officers with term life insurance and contributions to the Retirement Plan and the Deferred Plan.

    Base salaries of executive officers are reviewed annually. In establishing base salaries during fiscal year 1996, the Compensation Committee made subjective determinations that were not subject to specific criteria. The Compensation Committee considered such variables as the executive officer's relative responsibilities, expertise, past year's compensation, and past year's performance. The Compensation Committee also considered the compensation levels of other comparable consumer products executives.

    As in effect during fiscal year 1996, the Company's Management Incentive Plan required a minimum level of annual corporate operating profit to be achieved before any cash bonuses were payable to executive officers pursuant to the plan. Amounts payable under the plan were calculated based upon the following factors: (i) annual base salary; (ii) employee's targeted percentage (a percentage of base salary that increases for higher positions within the Company, thereby placing a greater percentage of compensation at risk for those with greater responsibility); and (iii) corporate performance results with respect to net sales, operating profit and cash flow (each as defined in the Management Incentive Plan) measured against objectives established at the beginning of the year, and (other than with respect to the Chief Executive Officer) to include an individual performance factor based on measured accomplishment of goal-oriented projects to be weighted equally with each other component of the corporate performance factor.

    The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock market performance and to increase value for all stockholders. The Compensation Committee generally grants Options under the 1994 Playtex Stock Option Plan with an exercise price equal to the market price at the date of the grant and, as a result, the Options will have value only if the Company's stock price increases from the time of the award. Grants are made to executive officers based on salary, responsibility, and performance of the individual officer. Grants generally become exercisable over the succeeding three years.

    Mr. Gallagher was named Chief Executive Officer of the Company effective July 10, 1995. The Company entered into a Memorandum of Understanding, dated as of June 21, 1995 (the "Memorandum"), with Mr. Gallagher, providing for his employment as the Company's Chief Executive Officer for a five-year period, unless earlier terminated or extended in accordance with the Memorandum or by agreement of the parties. The Memorandum, which was approved by the Compensation Committee, provides for a base salary at the rate of $650,000 per annum through December 31, 1996, subject to upward adjustment thereafter at the discretion of the Committee, incentive bonuses and the grant of stock options with respect to 800,000 shares of Common Stock pursuant to the 1994 Playtex Stock Option Plan to become exercisable in equal installments over a four-year period. The incentive bonuses available to Mr. Gallagher under the Memorandum are (i) an Incentive Bonus pursuant to the formulas set forth in the Company's Management Incentive Plan, (ii) Special Bonuses as of the last day of calendar year 1995, 1996 and 1997 in the amounts of $650,000, $300,000 and $300,000, respectively, and (iii) Special Price-Based Incentive Compensation consisting of certain cash payments in the event the Company's Common Stock reaches certain trading price levels for at least 30 consecutive days prior to June 30, 2000. The Memorandum provides for certain payments to Mr. Gallagher in the event of termination of his employment prior to the June 30, 2000, including, if his employment is terminated by the Company without "cause" (as defined) or due to Mr. Gallagher's death or disability, continued payment of his base salary for 12 months, payment of any Incentive Bonus otherwise due in the year of termination on a prorated basis, and a cash payment equal to 75% of any unpaid Special Bonuses in respect of calendar years 1995, 1996 and 1997. During fiscal year 1996, Mr. Gallagher received stock options with respect to an additional 100,000 shares of Common Stock pursuant to the 1994 Playtex Stock Option Plan which become exercisable in equal installments over a three-year period.

    The Compensation Committee has structured Mr. Gallagher's compensation in order to link it to his individual performance and to grant substantial incentives to the Chief Executive Officer tied to the performance of the Company measured with respect to sales, profitability and cash flow and to the long-term growth of the Company as measured by increases in the value of its Common Stock. The Committee also considered the compensation packages available to chief executives of comparable companies and the Company's need to attract, retain and incentivize a chief executive officer of Mr. Gallagher's caliber.

    The Compensation Committee has considered the potential future effects on the Company's executive compensation program of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of certain amounts per executive per year, but excludes from the calculation of such limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. The 1994 Playtex Stock Option Plan has been designed and administered to qualify awards made thereunder as performance-based compensation excepted from such limitation on the deductibility of executive compensation. The Company has also attempted to structure other elements of its executive compensation program, including the Management Incentive Plan or portions thereof, to qualify as performance-based compensation for purposes of Section 162(m).

March 5, 1997

                                          The Compensation Committee
                                            Timothy O. Fisher
                                            Kenneth F. Yontz

PERFORMANCE GRAPH

    The following graph compares total stockholder returns for the Company to the Standard & Poor's Stock 400 Index ("S&P 400") and a weighted composite index of certain peer companies (the "Peer Index") selected by the Company, on a quarterly basis for the period commencing on January 26, 1994 (the date of the Company's initial public offering) through December 28, 1996 (the "Performance Period"). The comparison assumes $100.00 was invested on January 26, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The total return for the Company's Common Stock decreased by 41.3% during the Performance Period as compared with an increase in total return during the same period for the Peer Index of 10.2% and for the S&P 400 of 61.5%. The comparisons in the graph below are set forth in response to Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         PLAYTEX PRODUCTS,
                 S&P 400   PEER INDEX           INC
1/26/94               100          100                   100
End of Q1 '94        94.8         88.2                  77.9
End of Q2 '94        93.9         85.4                  64.4
End of Q3 '94        99.7         81.4                  68.3
End of Q4 '94        99.6         79.4                  54.8
End of Q1 '95       108.5         86.2                  61.5
End of Q2 '95       118.1           86                    75
End of Q3 '95       124.8         89.8                  66.3
End of Q4 '95       131.1         95.8                  57.7
End of Q1 '96       138.5        104.4                  55.8
End of Q2 '96       144.8          103                  72.1
End of Q3 '96       147.5        101.6                  68.3
End of Q4 '96       161.5        110.2                  58.7

    The Peer Index is comprised of the following: Tambrands Inc., Carter-Wallace, Inc., Alberto-Culver Company, Church & Dwight Co., Inc., and Paragon Trade Brands Inc. The Peer index has been restated to exclude Maybelline, Inc. as it was acquired during 1996 and is no longer publicly traded. The returns for each issuer within the Peer Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented. The Company selected the issuers that comprise the Peer Index on the basis that each had comparable lines of business and/or comparable stock market capitalization to the Company.

                     RATIFICATION OF SELECTION OF AUDITORS

    The auditing firm of KPMG Peat Marwick LLP has examined the financial statements of the Company since 1986. The Board of Directors wishes to utilize its services for the Company and its subsidiaries for the fiscal year ending December 27, 1997. A resolution will be presented to the meeting to ratify the appointment of that firm by the Board of Directors as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 27, 1997, and to perform other appropriate accounting services. Representatives of that firm will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

    If the stockholders do not ratify the selection of KPMG Peat Marwick LLP by the affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the Annual Meeting, the selection of independent accountants will be reconsidered by the Board of Directors. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as votes against this item; however, broker non-votes will be treated as not entitled to vote for purposes of determining approval of this item and will not have any effect on the outcome of the matter.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                                 OTHER MATTERS

    The Board of Directors and management of the Company know of no other matters to be brought before the Annual Meeting. If other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holder.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

    Any stockholder who intends to present a proposal (other than with respect to the election of directors) at the 1998 annual meeting of stockholders and who wishes such proposal to be included in the Proxy Statement for that meeting must submit such proposal in writing to the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, and such proposal must be received on or before December 26, 1997, or, if the 1998 annual meeting is changed by more than thirty (30) calendar days from May 20, such proposal must be received a reasonable time before the solicitation is made.

    In addition, any stockholder who intends to nominate any person for election as a director at the 1998 annual meeting must make such nominations by written notice given by or on behalf of a stockholder of record (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive office of the corporation, addressed to the attention of the Secretary, no later than ten (10) days after the first date of public disclosure by the Company of the date of the annual meeting or special meeting of stockholders; PROVIDED, HOWEVER, that such Notice of Nomination shall not be required to be given more than sixty (60) days prior to an annual or special meeting of stockholders. Public disclosure shall be deemed to be first made when disclosure of such date of the annual meeting or special meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor thereto. Such Notice of Nomination shall set forth (i) the name and address of the person proposing to make nominations, (ii) the class and number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Nomination, (iii) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Commission pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such stockholder nominee to serve if elected, and (iv) all other information that would be required to be filed with the Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                          By Order of the Board of Directors

                                          /s/ Paul E. Yestrumskas

                                          Paul E. Yestrumskas
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

                                          April 23, 1997

                                                                      APPENDIX A




                                             PLAYTEX PRODUCTS, INC.

                                       1996 ANNUAL REPORT TO STOCKHOLDERS

                                             PLAYTEX PRODUCTS, INC.

                                                     INDEX


                                                               PAGE
PART I - FINANCIAL INFORMATION                                 ----

Selected Financial Data                                         3
Management's Discussion and Analysis of
  Financial Condition and Results of Operations               4 - 8

Consolidated Financial Statements                             9 - 12

Notes to Consolidated Financial Statements                   13 - 34


PART II - OTHER INFORMATION

Independent Auditors' Report                                    35

Report of Management                                            36

Other Information                                             37 - 38

                  PLAYTEX PRODUCTS, INC.
                 SELECTED FINANCIAL DATA

          (In thousands, except per share data)

                                                                               TWELVE MONTHS ENDED
                                          -----------------------------------------------------------------------------------------
                                             DEC. 28,         DEC. 30,       DEC. 31,         DEC. 25,            DEC. 26,
                                               1996             1995           1994             1993                1992
                                          ---------------   -------------- -------------   ----------------    --------------------
INCOME STATEMENT DATA:

   Net sales                              $   498,742         $ 483,581       $ 473,275       $  409,858        $ 384,486
   Gross profit                               306,230           295,452         306,674          273,136          257,937
   Operating expenses, excluding
    amortization of intangibles               194,184           195,457         166,799          143,834          139,098
   Amortization of intangibles                 12,846            11,268          10,181           14,529           14,981
   Write-off of SMILETOTE and Beauty
     Care intangible assets - 1995 and
     1993, respectively                            --             6,441              --          121,620               --
   Operating earnings (loss)                   99,200            82,286         129,694           (6,847)         103,858
   Interest expense, net                       64,860            71,361          76,153          115,949          114,016
   Earnings (loss) before cumulative
     effect of accounting changes
     and extraordinary loss                    18,199             2,774          29,547         (124,845)         (15,258)
   Net earnings (loss) available to
     common stockholders                       18,199             2,774(1)       28,384         (137,655)(2)      (26,421)
   Net earnings (loss) per share before
     cumulative effect of accounting changes
     and extraordinary loss available to
     common stockholders (primary
     and fully diluted)                    $     0.36          $   0.07(3)     $   0.97(4)     $  (12.67)(5)    $   (2.44)
   Weighted average common
       shares outstanding                      50,883            42,309          29,212           10,867           10,845

BALANCE SHEET DATA (AT PERIOD END):

   Working capital (deficit)               $    6,522          $ 28,637        $ 17,623        $ (24,632)       $   1,372
   Total assets                               660,331           682,861         599,400          588,457          716,083
   Total long-term debt,
     including current portion
     and excluding due to related party       739,700           790,050         875,700          915,413          930,032
   Redeemable preferred stock                      --                --              --          139,644          124,834
   Common stock and other
     stockholders' equity (deficit)          (282,727)         (300,976)       (465,997)        (723,408)        (544,917)

(1) Earnings available to common stockholders for the twelve months ended December 30, 1995 excludes the extraordinary loss of $7.9 million (net of $5.2 million of income tax benefit) related to early extinguishment of debt in connection with the 1995 Transaction.

(2) Loss from continuing operations available to common stockholders for the twelve months ended December 25, 1993 excludes the cumulative effect of accounting changes of $0.9 million (net of $0.7 million of income tax benefit) and extraordinary loss of $39.4 million (net of $25.4 million of income tax benefit) related to the early extinguishment of debt in connection with the 1994 Recapitalization.

(3) Fiscal 1995 earnings per share from continuing operations available to common stockholders, assuming the 1995 Transaction had been consummated on January 1, 1995, would have been $0.13 per share.

(4) Fiscal 1994 earnings per share from continuing operations available to common stockholders, assuming the 1994 Recapitalization had been consummated on December 26, 1993, would have been $1.01 per share.

(5) Fiscal 1993 loss per share from continuing operations available to common stockholders of ($12.67) includes the effect of the write-off of Beauty Care excess cost ($11.19 loss per share).

                            PLAYTEX PRODUCTS, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the historical audited consolidated financial statements and notes thereto, presented on pages 9 through 34 hereof.

     In accordance with Rule 14a-3(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), information contained herein is provided solely for the information of stockholders and of the Securities and Exchange Commission. Such information shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Annual Report on Form 10-K of Playtex Products, Inc. for its fiscal year ended December 28, 1996.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Certain statements in this commentary or others made hereafter (including orally) may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: intensified competition, higher spending for advertising and promotion, new product initiatives, continued activity in the private label sector, the loss of a significant customer, product liability litigation, and changes in governmental regulation.

A.  TWELVE MONTHS ENDED DECEMBER 28, 1996 VERSUS
TWELVE MONTHS ENDED DECEMBER 30, 1995

RESULTS OF OPERATIONS

NET SALES - Fiscal 1996 net sales increased $15.2 million, or 3%, versus fiscal 1995 to $498.7 million. For the year, Feminine Care net sales decreased $18.1 million, or 7%, versus fiscal 1995. Infant Care, Sun Care and Household Products reported growth in net sales versus fiscal 1995 of 25%, 46% and 6%, respectively.

     Net sales for the Feminine Care business were $225.5 million for the twelve months ended December 28, 1996. These results reflect: 1) the rigorous competitive environment in the tampon category, particularly in the first half of the year; 2) a reduction in the level of inventories carried by retailers during the year; and 3) a stabilization in the Company's unit market share at

                         PLAYTEX PRODUCTS, INC.
                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF

              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

23% for the year. Although shipments to retailers were off 7% during the year, retail takeaway was only off 1%, roughly in line with the category.

     Infant Care net sales were $109.5 million, up $21.9 million, or 25%, versus fiscal 1995. The increase in net sales was due primarily to the continued growth of the 6-ounce PLAYTEX SPILL- PROOF(TM) Cup and the successful introductions in 1996 of the 9-ounce SPILL-PROOF Cup and the QUICKSTRAW(TM) bottle.

     Sun Care net sales for fiscal 1996 were $73.3 million, an increase of 46% over fiscal 1995. Contributing to the increase in net sales was an increase in market share for the year from 18% to 19%, category growth of 2% versus 1995, and $10.3 million of additional revenues as a result of the acquisition on October 31, 1995 of the remaining portion of Banana Boat Holdings Corporation (the "BBH Acquisition") not previously owned by Playtex.

     The Household Product group includes the WOOLITE(R) rug and upholstery cleaning business ("WOOLITE") and PLAYTEX GLOVES. As a group, Household Products net sales increased $3.2 million, or 5.6% during fiscal 1996. WOOLITE's net sales increased $4.1 million versus 1995 to $27.8 million, while Glove net sales of $32.8 million decreased $0.8 million versus the prior year. The increase in WOOLITE net sales is associated with the complete integration of this business after its acquisition in early 1995. The change in Gloves net sales was attributed primarily to a change in pricing strategy which resulted in lower reported revenue which was more than offset by lower trade spending. Playtex's market share grew by three percentage points in 1996.

     Net sales in Hair Care declined by $14.5 million versus fiscal 1995, to $25.2 million. Much of this decline was attributable to the strategic decision on the part of the Company to significantly reduce ineffective and unprofitable trade spending associated with the JHIRMACK brand. For the year, JHIRMACK represented just 5% of total net sales.

GROSS PROFIT - Gross profit of $306.2 million for the year ended December 28, 1996 increased $10.8 million, or 4%, versus fiscal 1995. For the year, gross margin was 61.4% of net sales versus 61.1% of net sales in 1995. The increase in margin was due, in part, to $3.4 million of pre-tax charges included in the 1995 cost of sales related to the BBH Acquisition, partially offset by a shift in product sales mix to lower margin goods.

OPERATING EARNINGS - Operating earnings of $99.2 million for the year ended December 28, 1996 were $16.9 million, or 21%, higher than for the prior fiscal year. Contributing to this increase was the margin impact of the increased net sales described above and the $15.5 million of one time pre-tax charges included in the 1995 results. These one time charges were comprised of the following:
$3.4 million in the cost of sales as previously described, $5.7 million (included in administrative expenses) to implement certain organizational changes arising from management's plan to streamline and strengthen the Company, and $6.4 million to write-off intangible assets associated with SMILETOTE(R).

     The Company's advertising and promotion expenses increased by $1.8 million, or 2%, versus fiscal 1995. As part of Playtex's consumer oriented marketing strategy, the Company is

                          PLAYTEX PRODUCTS, INC.
                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF

               FINANCIAL CONDITION AND RESULTS OF OPERATIONS



investing more heavily in advertising and consumer spending and focusing less on trade spending. Excluding the impact of the 1995 one time items, the remaining operating expenses increased $4.2 million versus 1995, mainly as a result of the BBH Acquisition in the fourth quarter of 1995 and a continued focus on new product development.

INTEREST EXPENSE - The decrease in interest expense of $6.5 million for the year ended December 28, 1996 was attributable to lower debt levels and lower interest rates. See note 7 of the Notes to the Consolidated Financial Statements.

B.  TWELVE MONTHS ENDED DECEMBER 30, 1995 COMPARED TO
TWELVE MONTHS ENDED DECEMBER 31, 1994

RESULTS OF OPERATIONS

NET SALES - Fiscal 1995 net sales increased $10.3 million, or 2%, versus fiscal 1994 to $483.6 million. For the year, Feminine Care net sales decreased $13.5 million, or 5%, versus fiscal 1994. Infant Care, Sun Care and Gloves reported growth in net sales versus fiscal 1994 of 12%, 3% and 3%, respectively. The acquisition of the WOOLITE rug and upholstery cleaning business in the first quarter of 1995 contributed $23.7 million in additional sales.

     Net sales for the Feminine Care business were $243.6 million for the twelve months ended December 30, 1995. This decline in net sales was attributed to a decline in the Company's market share partially offset by market growth.

     Infant Care net sales were $87.5 million, up $9.6 million, or 12%, versus fiscal 1994. The increase in net sales was due primarily to increased cup volume associated with the success of the six-ounce PLAYTEX SPILL-PROOF CUP, which was introduced in the fourth quarter of 1993, and a full year's impact of the SMILETOTE line of cups and bottles that was acquired in July of 1994.

     Sun Care net sales for fiscal 1995 were $50.3 million, an increase of 3% over fiscal 1994. Contributing to the increase in net sales was an increase in market share for the year from 15% to 16%, category growth of 7% versus 1994, and $1.4 million of additional revenues as a result of the BBH Acquisition. Partially offsetting these net sales gains were higher than expected product returns related to the 1994 sun care season of approximately $3.1 million.

    Glove net sales increased 3% to $33.6 million versus fiscal 1994. This gain was attributed primarily to an estimated 3% category growth combined with a three percentage point increase in market share to 33%. Partially offsetting these increases was a $1.6 million decrease in net sales associated with the discontinuation of the DURAMITT(R) product line. Excluding DURAMITT, net sales for gloves increased 9% year to year.

     Net sales in Hair Care declined by $11.6 million versus fiscal 1994 to $39.7 million. For the year, JHIRMACK represented just 8% of total net sales.

GROSS PROFIT - Gross profit of $295.5 million for the year ended December 30, 1995 decreased $11.2 million, or 4%, versus fiscal 1994. For the year, gross margin was 61.1% of net sales

                         PLAYTEX PRODUCTS, INC.
                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF

              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

versus 64.8% of net sales in 1994. The decrease in margin was due to $3.4 million of one time charges incurred in the fourth quarter associated with BANANA BOAT and the acquisition of BBH, a change in product mix to lower margin products, and higher product costs, including increased costs for key materials such as latex, resin, rayon, and corrugate.

OPERATING EARNINGS - Operating earnings of $82.3 million for the year ended December 30, 1995 were $47.4 million, or 37%, lower than for the prior fiscal year. Contributing to this decline were $15.5 million of pre-tax one time charges previously described.

     In line with the Company's strategy to more aggressively focus on the consumer, advertising and promotion expenses were up $18.6 million, or 19%, versus fiscal 1994. Selling, distribution and research costs increased $2.6 million versus 1994, mainly as a result of the acquisitions of WOOLITE in the first quarter of 1995 and BBH in the fourth quarter of 1995.

WRITE-OFF OF SMILETOTE INTANGIBLE ASSETS - During the fourth quarter of 1995 and in connection with certain strategic decisions regarding the SMILETOTE product line, management determined that the unamortized intangible assets associated with SMILETOTE were permanently impaired. See Note 11 of the Notes to the Consolidated Financial Statements.

INTEREST EXPENSE - The decrease in interest expense of $4.8 million for the year ended December 30, 1995 was attributable to lower debt levels as a result of the $180 million equity infusion from partnerships managed by Haas Wheat & Partners and lower interest rates associated with a $500 million Credit Agreement with Chase Manhattan Bank (the "1995 Credit Agreement"). See note 7 of the Notes to the Consolidated Financial Statements.

FINANCIAL CONDITION AND LIQUIDITY

     At December 28, 1996, the Company's working capital decreased to $6.5 million from $28.6 million at December 30, 1995. This decrease was in line with management's intention to reduce the levels of working capital required to manage the Company. These efforts contributed to the generation of $50.0 million of free cash flow and a corresponding reduction in long-term debt.

     Long-term debt of $739.7 million at December 28, 1996 consisted of: a) $342.5 million of borrowings under the Term Loan Facility, exclusive of $25.0 million included in current maturities (due within the next twelve months); b) $2.2 million of borrowings under the Working Capital Facility; c) $10.0 million of borrowings under the Acquisition Credit Facility; and d) $360.0 million aggregate principal amount of 9% Senior Subordinated Notes. Of the $112.5 million of authorized credit from the Working Capital Facility and Acquisition Credit Facility, on December 28, 1996, approximately $98.9 million was available to be borrowed by the Company.

     The Company believes that it will generate sufficient cash flow from operations to make the scheduled interest and principal payments under the 1995 Credit Agreement and interest payments under the 9% Senior Subordinated Notes. However, the Company does not expect to generate sufficient cash flow from operations to make the principal payment due in 2003 on the

                        PLAYTEX PRODUCTS, INC.
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF

             FINANCIAL CONDITION AND RESULTS OF OPERATIONS


9% Senior Subordinated Notes. Accordingly, the Company will have to either refinance its obligations with respect to the 9% Senior Subordinated Notes prior to maturity, sell assets or raise equity capital to repay the principal amount of the 9% Senior Subordinated Notes. The Company's ability to make scheduled principal payments, to refinance its obligations with respect to its indebtedness, sell assets or raise equity capital depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. Although the Company's cash flow from its operations and borrowings have been sufficient to meet its historical debt service obligations, there can be no assurance that the Company's operating results will continue to be sufficient or that future borrowing facilities will be available for the payment or refinancing of the Company's indebtedness.

    The Company's outstanding indebtedness under the 1995 Credit Agreement bears interest at floating rates. The Company has entered into three interest rate protection agreements which hedge substantially all of the Company's long-term bank debt. The first agreement effectively fixes the interest rate on $125 million at 7.71% until July 7, 1997. The second agreement effectively fixes the interest rate on $100 million at 7.575% until July 25, 1997. At the option of the counterparty, these agreements may each be extended for one additional year. The third agreement effectively fixes the rate on $150 million at 7.34% until July 25, 1998. This agreement will terminate with no penalty to either party if the 90 day LIBOR rate on specified interest reset dates is equal to or greater than 6.25%. See note 7 of the Notes to the Consolidated Financial Statements.

     Capital expenditures for equipment and facility improvements were $9.7 million, $12.4 million and $8.5 million for the twelve months ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively. These expenditures were used primarily to upgrade production equipment and maintain facilities in the ordinary course of business. Capital expenditures for 1997 are anticipated at $15.0 million, mostly for production related equipment and facility improvements and for projects consistent with those of the prior years.

     Inflation in the United States and Canada has not been a significant concern to the Company during recent periods.

     With the exception of Sun Care, the Company's businesses have generally not been seasonal in nature. Sun Care sales are highly seasonal with a range of 85% to 90% of sales occurring in the first six months of the year. In addition, the seasonality requires increased working capital to support inventory build prior to the selling season and higher receivables levels resulting from extended credit terms which are typical in the sun care industry.

                           PLAYTEX PRODUCTS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

                                                                   TWELVE MONTHS ENDED
                                                     DECEMBER 28,     DECEMBER 30,    DECEMBER 31,
                                                        1996              1995             1994
                                                     -------------   --------------   ------------

Net sales                                             $  498,742      $  483,581      $  473,275
Cost of sales                                            192,512         188,129         166,601
                                                      ----------      -----------     -----------
  Gross profit                                           306,230         295,452         306,674
                                                       ----------     -----------     -----------

Operating expenses:

  Advertising and sales promotion                        119,380         117,581          98,999
  Selling, distribution and research                      56,776          54,251          51,628
  Administrative                                          18,028          23,625          16,172
  Amortization of intangibles                             12,846          11,268          10,181
  Write-off of SMILETOTE intangible assets                  -              6,441             -
                                                       ----------     -----------     -----------

    Total operating expenses                             207,030         213,166         176,980
                                                       ----------     -----------     -----------

    Operating earnings                                    99,200          82,286         129,694
Interest expense including related party interest
  expense of $12,150, net of related party interest
  income of $12,003 for all periods presented             64,860          71,361          76,153
                                                       ----------     -----------     -----------
    Earnings  before income taxes                         34,340          10,925          53,541

Income taxes                                              16,141           8,151          23,994
                                                       ----------     -----------     -----------
    Earnings before extraordinary loss                    18,199           2,774          29,547

Extraordinary loss on early extinguishment
  of debt, net of $5,180 tax benefit                        -             (7,935)             -
                                                       ----------     -----------     -----------
    Net earnings (loss)                                   18,199          (5,161)         29,547

Preferred dividend requirements                             -                -            (1,163)

    Net earnings (loss) available to
      common stockholders                              $  18,199      $   (5,161)     $   28,384
                                                       ==========     ===========     ==========

Earnings (loss) per share after preferred dividend
  requirements (primary and fully diluted):
    Before extraordinary loss                          $     .36      $      .07      $      .97
    Net earnings (loss)                                $     .36      $     (.12)     $      .97

Average shares outstanding                                50,883          42,309          29,212

            See the accompanying notes to consolidated financial statements.

                     PLAYTEX PRODUCTS, INC.
                   CONSOLIDATED BALANCE SHEETS

              (In thousands, except per share data)

                                                                     DECEMBER 28,          DECEMBER 30,
ASSETS                                                                   1996                  1995
                                                                  ----------------      ----------------
Current assets:
   Cash                                                           $      6,205           $      5,940
   Receivables, less allowance for doubtful accounts                    63,982                 58,019
   Inventories                                                          37,637                 49,190
   Deferred income taxes                                                 9,702                 13,154
   Other current assets                                                  4,965                  4,545
                                                                  --------------          ------------
      Total current assets                                             122,491                130,848

Net property, plant and equipment                                       53,408                 52,462
Intangible assets, net:
   Goodwill                                                            348,449                359,629
   Patents, trademarks and other                                        36,405                 38,076
   Deferred financing costs                                             15,337                 17,426
Due from related party                                                  80,017                 80,017
Other noncurrent assets                                                  4,224                  4,403
                                                                  --------------          ------------
      Total assets                                                $    660,331            $   682,861
                                                                  ==============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                               $     36,131            $    20,057
   Accrued expenses                                                     49,252                 60,257
   Income taxes payable                                                  5,586                  1,897
   Current maturities of long-term debt                                 25,000                 20,000
                                                                  --------------          ------------
      Total current liabilities                                        115,969                102,211

Long-term debt                                                         714,700                770,050
Due to related party                                                    78,386                 78,386
Other noncurrent liabilities                                            14,207                 16,784
Deferred income taxes                                                   19,796                 16,406
                                                                  --------------          ------------
      Total liabilities                                                943,058                983,837
                                                                  --------------          ------------

Stockholders' equity:

   Common stock, $0.01 par value, authorized
      100,000,000 shares, issued 50,887,200 shares at
      December 28,1996 and 50,879,701 shares at
      December 30,1995                                                     509                    509
   Additional paid-in capital                                          424,277                424,217
   Retained earnings (deficit)                                        (705,718)              (723,917)
   Foreign currency translation adjustment                              (1,795)                (1,785)
                                                                  --------------          ------------
      Total stockholders' equity                                      (282,727)              (300,976)
                                                                  --------------          ------------

        Total liabilities and stockholders' equity                 $   660,331             $  682,861
                                                                  ==============         =============

                See the accompanying notes to consolidated financial statements.

                                                                                                        FOREIGN
                                             REDEEMABLE                 ADDITIONAL      RETAINED       CURRENCY
                                             PREFERRED     COMMON        PAID-IN         EARNING      TRANSLATION
                                              STOCKS       STOCK                         CAPITAL       (DEFICIT)
Adjustment                                  -----------   -------      ----------      --------       -----------
Balance,
  December 25, 1993                         $ 139,644     $   109      $   25,301      $ (747,140)    $ (1,678)
  Net earnings                                      -           -               -          29,547            -
  Accrued dividend requirements                 1,163           -               -          (1,163)           -
  Issuance of shares of common
     stock, net                                     -         200         244,116                            -
  Redemption of redeemable
     preferred stocks                        (140,807)          -               -               -            -
  Consent fee paid to Sara Lee                      -           -         (15,000)              -            -
  Foreign currency translation
     adjustment                                     -           -               -               -         (289)
                                           -----------    --------     -----------     -----------    ---------
Balance,
  December 31, 1994                                 -         309         254,417        (718,756)      (1,967)
  Net loss                                          -           -               -          (5,161)            -
  Issuance of shares of common
     stock, net                                     -         200         169,800               -             -
  Foreign currency translation
     adjustment                                     -           -               -               -          182
                                           -----------    --------     -----------     -----------    ---------

Balance,
  December 30, 1995                                -          509         424,217        (723,917)      (1,785)
  Net earnings                                     -            -               -          18,199            -
  Issuance of shares of common
     stock                                         -            -              60               -            -
 Foreign currency translation
     adjustment                                    -            -               -               -          (10)
                                           -----------    --------     -----------     -----------    ---------

Balance,
  December 28, 1996                        $       -        $  509      $ 424,277      $ (705,718)    $ (1,795)
                                           ===========    ========     ===========     ===========    =========


     See the accompanying notes to consolidated financial statements.

                            PLAYTEX PRODUCTS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (In thousands)

                                                                              TWELVE MONTHS ENDED
                                                                  ----------------------------------------------
                                                                  DECEMBER 28,    DECEMBER 30,   DECEMBER 31,
                                                                      1996           1995            1994
                                                                  ------------   ------------    ------------
Cash flows from operations:

  Net earnings (loss)                                          $     18,199         $  (5,161)     $  29,547
     Non-cash items included in earnings:
        Extraordinary loss                                                -             7,935              -
        Write-off of SMILETOTE intangible assets                          -             6,441              -
        Amortization of intangibles                                  12,846            11,268         10,181
        Amortization of deferred financing costs                      2,089             2,246          2,358
        Depreciation                                                  8,929             8,496          7,412
        Deferred income taxes                                         6,842              (133)        19,849
        Other, net                                                       48              (291)             -
 Increase (decrease) in working capital items,
   net of effects of acquisitions:
        Increase in receivables                                      (5,963)           (4,471)       (10,871)
        Decrease (increase) in inventories                           11,553             4,629         (8,549)
        Increase in other current assets                               (420)           (1,802)          (560)
        Increase (decrease) in accounts payable                      16,074             6,967        (10,959)
        (Decrease) increase in accrued expenses                     (12,794)           (7,076)           729
        Increase (decrease) in income taxes payable                   3,689            (4,207)          (397)
        (Decrease) increase in accrued interest                        (788)            2,238         (3,987)
                                                               ------------      ------------    -----------
            Net cash flow from operations                            60,304            27,079         34,753

Cash flows used for investing activities:

  Purchases of property, plant and equipment                         (9,740)          (12,395)        (8,503)
  Businesses or investments acquired                                      -           (94,429)        (7,044)
                                                               ------------      ------------    -----------
             Net cash used for investing activities                  (9,740)         (106,824)       (15,547)

Cash flows (used for) from financing activities:
  Net (payments) borrowings under working
    capital credit facilities                                        (2,850)          (42,650)        47,700
  Long-term debt borrowings                                               -           425,000        860,000
  Long-term debt payments                                           (47,500)         (468,000)      (947,413)
  Payment of recapitalization costs                                       -                 -        (44,155)
  Redemption of preferred stock                                           -                 -       (140,807)
  Payment of financing costs                                              -            (9,113)       (25,750)
  Issuance of shares of common stock                                     60           170,000        244,316
  Consent fee paid to Sara Lee Corporation                                -                 -        (15,000)
  Other, net                                                             (9)               75         (3,111)
                                                               ------------      ------------    -----------
            Net cash (used for) from financing activities           (50,299)           75,312        (24,220)

Increase (decrease) in cash                                             265            (4,433)        (5,014)
Cash at beginning of period                                           5,940            10,373         15,387
                                                               ------------      ------------    -----------
Cash at end of period                                          $      6,205         $   5,940      $  10,373
                                                               ============      ============    ===========

Supplemental disclosures of cash flow
  information Cash paid during the periods for:
    Interest                                                   $     63,559         $  66,884      $  89,755
    Income taxes, net of refunds                               $      5,610         $  10,748      $   3,989



   See the accompanying notes to consolidated financial statements.

                        PLAYTEX PRODUCTS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Playtex Products, Inc. and all of its subsidiaries ("Playtex" or the "Company"). All significant intercompany balances have been eliminated.

INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out basis) or market. Inventory costs include material, labor and manufacturing overhead.

LONG-LIVED ASSETS - Effective January 1, 1996, Playtex adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed of ("SFAS 121")". Such adoption had no impact on the accompanying consolidated financial statements. In accordance with SFAS 121, the Company systematically reviews the recoverability of the long-lived assets by comparing their unamortized carrying value to their related anticipated undiscounted future cash flows. Any impairment related to long-lived assets is measured by reference to the assets' fair market value. Impairments are charged to expense when such determination is made.

NET PROPERTY, PLANT AND EQUIPMENT - Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets (ranging from 3 to 40 years). Repair and maintenance costs ($5.5 million in 1996, $5.1 million in 1995 and $4.7 million in 1994) are expensed; renewals and betterments are capitalized.

INTANGIBLE ASSETS - Intangible assets are amortized on a straight-line basis over a period not exceeding 40 years. The Company systematically reviews the recoverability of its goodwill by comparing their unamortized value to their relative anticipated undiscounted future cash flows. Any impairment related to goodwill is measured against discounted cash flows.

DEFERRED FINANCING COSTS - Fees and expenses relating to debt issuance costs are classified as deferred financing costs and are amortized, under the interest method, over the average life of the related debt (ranging from 8 to 10 years). Fees and expenses related to bank financing are amortized on a straight line basis over the term of the facility.

INCOME TAXES -Deferred tax assets and liabilities are provided using the asset and liability method for temporary differences between financial and tax reporting using the enacted tax rates in effect for the period in which the differences are expected to reverse.

FOREIGN CURRENCY TRANSLATION - The functional currency of Playtex's Canadian operations is the local currency. Net exchange gains or losses resulting from the translation of assets and liabilities are accumulated in a separate section of stockholders' equity titled "Foreign currency translation adjustment."

                    PLAYTEX PRODUCTS, INC.
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EARNINGS PER SHARE - Earnings (loss) per share are net earnings (loss) less the dividend requirements on preferred stocks, divided by the weighted average number of common shares issued and outstanding for the periods. In connection with the 1994 Recapitalization (as defined below), Playtex effected a one for
4.6296 reverse stock split. All per share information has been adjusted to reflect the reverse stock split on a retroactive basis. The 1995 earnings per share before extraordinary loss, assuming the 1995 Transaction (as defined below) took place on January 1, 1995, would have been $0.13 per share. Earnings per share in 1994, assuming the 1994 Recapitalization took place on December 26, 1993, would have been $1.01 per share.

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.

Actual results could vary from those estimates.

2.    THE 1995 TRANSACTION

     On June 6, 1995, following the receipt of stockholder approval at the Annual Meeting of Stockholders, the Company consummated the sale of 20 million shares of common stock of the Company, par value $.01 per share, at a price of $9.00 per share to HWH Capital Partners, L.P., HWH Valentine Partners, L.P., and HWH Surplus Valentine Partners, L.P. (collectively, the "Investors"), each a Delaware limited partnership managed by Haas Wheat & Partners Incorporated, pursuant to a Stock Purchase Agreement, dated as of March 17, 1995, between the Company and the Investors. The Investors' shares constitute approximately 40% of the Company's outstanding common stock. At the Annual Meeting, designees of the Investors were elected by the Company's stockholders as a majority of the Company's Board of Directors. Costs and expenses associated with the sale (the "Investment"), including advisory fees, investment banking, legal and certain other expenses, amounted to approximately $10.0 million. The net proceeds of the Investment were used by the Company, together with borrowings under the 1995 Credit Agreement (as defined below), to refinance all borrowings under the 1994 Credit Agreement (as defined in note 3).

     Contemporaneously with the Investment, the Company entered into a new bank credit agreement (the "1995 Credit Agreement" and, together with the Investment, the "1995 Transaction") which provides for a new credit facility in the aggregate amount of $500.0 million consisting of (i) $387.5 million in term loans (the "1995 Term Loan Facility"), (ii) a $75.0 million revolving credit facility (the "1995 Working Capital Facility") and (iii) a $37.5 million acquisition revolving credit facility (the "1995 Acquisition Credit Facility"). Fees and expenses associated with the new credit agreement of $9.1 million are being amortized over the term of the associated credit agreement.

3.    THE 1994 RECAPITALIZATION

     During the first quarter of fiscal 1994, Playtex completed a recapitalization plan (the "1994 Recapitalization") designed to reduce indebtedness, interest expense and preferred stock dividend requirements and to improve Playtex's cash flow and operating and financial flexibility. The 1994

                      PLAYTEX PRODUCTS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recapitalization included transactions effected by Playtex and its former subsidiary Playtex Family Products Corporation, which was subsequently merged into Playtex. Therefore, all references to Playtex include the activities of the merged companies.

     The principal elements of the 1994 Recapitalization included: (a) the issuance of 20.0 million shares of Common Stock at a price of $13.00 per share,
(b) borrowings from banks of $500.0 million under a term loan facility (the "1994 Term Loan Facility") and of approximately $40.0 million under a $75.0 million working capital facility (the "1994 Revolving Credit Facility" and, together with the 1994 Term Loan Facility, the "1994 Credit Agreement") and (c) the issuance of $360.0 million aggregate principal amount of 9% Senior Subordinated Notes due 2003 (the "9% Notes").

     The net proceeds from the 1994 Recapitalization were used to retire the indebtedness under the Company's previous term loan and revolving credit facilities, and its senior and subordinated debt and preferred stocks (including premiums, accrued interest and accrued preferred dividends). In addition, the Company paid a $15.0 million consent fee to Sara Lee Corporation in consideration for the early termination of Sara Lee's option to acquire the remaining common stock of the Company. The 1994 Recapitalization and related public debt and preferred stock redemptions were completed on March 4, 1994.

4.   BUSINESSES AND INVESTMENTS ACQUIRED

BANANA BOAT HOLDING CORPORATION ("BBH") - On October 31, 1995, the Company and BBH Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Playtex, acquired all issued and outstanding common shares not previously owned by Playtex, of BBH, a Delaware corporation and manufacturer of BANANA BOAT sun and skin care products (the "BBH Acquisition"). The BBH Acquisition was completed pursuant to an agreement and plan of merger dated October 17, 1995.

     Prior to the BBH Acquisition, Playtex had recognized 42.5% of the operating profits from the sale of BANANA BOAT products, in accordance with the terms of a distribution agreement between BBH and Playtex. Following the BBH Acquisition, Playtex's equity ownership of BBH increased from 22% to 100% and the Company's interest in the operating profits from the sale of BANANA BOAT products increased to 100%. Concurrent with the BBH acquisition, the distribution agreement was terminated.

     The net funds expended for the BBH Acquisition included cash of $40.4 million, the retirement of $27.1 million of BBH's long-term debt, the assumption of BBH's working capital facility and the payment of accrued interest and transaction fees of $4.3 million. The BBH Acquisition was financed with $34.3 million of existing cash balances and advances under the 1995 Acquisition Credit Facility of $37.5 million. The BBH Acquisition was accounted for as a purchase and the results of operations of BBH have been included in the consolidated statements of operations from the date of acquisition. Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on the fair values at the date of acquisition. The excess purchase price over the fair value of net assets acquired was $44.1 million and is being amortized on a straight-line basis over 40 years.


WOOLITE (R) RUG AND UPHOLSTERY CLEANING PRODUCTS ("WOOLITE") - Playtex entered into an Asset Purchase and Sale Agreement, dated December 22, 1994, with Reckitt & Colman, Inc. (R&C), a Delaware corporation, pursuant to which Playtex acquired certain assets of the WOOLITE business from R&C (the "Acquired Assets") under an exclusive, royalty-free trademark license in perpetuity in the
                                      A-15

                       PLAYTEX PRODUCTS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


United States and Canada. The purchase price for the Acquired Assets, exclusive of $0.1 million for legal and other costs, was $21.7 million, which was paid in cash with borrowings under the 1994 Revolving Credit Facility.

     The WOOLITE acquisition was accounted for as a purchase and the results of operations of WOOLITE have been included in the consolidated statements of operations from the date of acquisition. Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on the fair values at the date of acquisition. The excess purchase price over the fair value of net assets acquired was $17.3 million and is being amortized on a straight-line basis over 30 years.

5.   BALANCE SHEET COMPONENTS

     The components of certain balance sheet accounts are as follows (in thousands):

                                               DECEMBER 28,     DECEMBER 30,
                                                  1996              1995
                                             --------------     ------------

 Receivables                                 $    65,740          $   60,061
 Less allowance for doubtful accounts             (1,758)             (2,042)
                                             -----------          ----------

    Net                                      $    63,982          $   58,019
                                             ===========          ==========


Inventories:

 Raw materials                               $    13,854          $   18,187
 Work in process                                   1,004               1,267
 Finished goods                                   22,779              29,736
                                             -----------          ----------
    Total                                    $    37,637          $   49,190
                                             ===========          ==========

Net property, plant and equipment:

 Land                                        $     1,190          $    1,190
 Buildings                                        24,818              24,055
 Machinery and Equipment                          95,938              86,955
                                             -----------          ----------

                                                 121,946             112,200
 Less accumulated depreciation                   (68,538)            (59,738)
                                             -----------          ----------
    Net                                      $    53,408          $   52,462
                                             ===========          ==========

Goodwill                                     $   446,602           $ 446,482
Less accumulated amortization                    (98,153)            (86,853)
                                             -----------          ----------
    Net                                      $   348,449           $ 359,629
                                             ===========          ==========

Patents, trademarks and other                $    49,644           $  49,769
Less accumulated amortization                    (13,239)            (11,693)
                                             -----------          ----------
    Net                                      $    36,405           $  38,076
                                             ===========          ==========

                            PLAYTEX PRODUCTS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS)                              DECEMBER 28,         DECEMBER 30,
                                                1996                 1995
                                          --------------        -------------
Deferred financing costs                  $    19,463           $    19,463
Less accumulated amortization                  (4,126)               (2,037)
                                          ------------          -----------
    Net                                   $    15,337           $    17,426
                                          ============          ===========


Accrued expenses:

 Advertising and sales promotion          $    19,191           $    29,401
 Employee compensation and benefits            12,349                10,162
 Interest                                       5,532                 6,320
 Insurance                                      4,731                 4,858
 Other                                          7,449                 9,516
                                          ------------          -----------
    Total                                 $    49,252            $   60,257
                                          ============          ===========


6.  DUE FROM RELATED PARTY

    Playtex Investment Corp., a wholly owned subsidiary of Playtex, is the holder of 15% debentures in aggregate principal amount of $40 million (the "Apparel Debenture") issued by Playtex Apparel Partners, L.P. (the "Apparel Partnership") in connection with its 1988 acquisition of Playtex Apparel, Inc. Interest on the 15% debentures is payable annually in cash on each December 15. However, with respect to any such interest amount payable prior to maturity, Apparel Partnership may elect and elected for periods through December 15, 1993 to make such payments in additional 15% debentures. On December 16, 1996 and December 15, 1995, the Apparel Partnership paid in cash the accrued interest for the annual periods then ended. Principal and any unpaid accrued interest are due in cash on December 15, 2003. The obligations of the Apparel Partnership are nonrecourse to the partners of the Apparel Partnership. The assets of the Apparel Partnership are Sara Lee Corporation common stock with a market value at December 28, 1996 and December 30, 1995 of approximately $7.7 and $7.9 million, respectively, cash of approximately $0.4 and $0.3 million, respectively, and Playtex's 15 1/2% Subordinated Notes. See notes 8 and 15 for a discussion of the relationship between the Apparel Partnership and Playtex. Playtex believes that the Apparel Debenture represents the only material liability of the Apparel Partnership.

                                 PLAYTEX PRODUCTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                              DECEMBER 28,         DECEMBER 30,
                                                 1996                 1995
                                           ---------------       --------------
1995 Credit Agreement:
   Working Capital Facility                  $      2,200           $    5,050
    Term Loan Facility                            367,500              387,500
    Acquisition Credit Facility                    10,000               37,500
9% Senior Subordinated
    Notes due 2003                                360,000              360,000
                                             ------------          -----------
                                                  739,700              790,050
  Less current maturities                         (25,000)             (20,000)
                                            -------------         ------------

    Total long-term debt                     $    714,700           $  770,050
                                             ============           ==========

     On June 6, 1995, as part of the 1995 Transaction (as described in note 2), Playtex entered into the 1995 Credit Agreement, which provided for borrowings of $387.5 million under the 1995 Term Loan Facility, and up to $75.0 million and $37.5 million under the 1995 Working Capital Facility and the 1995 Acquisition Credit Facility, respectively. The 1995 Term Loan Facility provides for semi-annual repayments of principal, including payments of $12.5 million due on March 15, 1997 and September 15, 1997. Commitments under the 1995 Acquisition Credit Facility are automatically and permanently reduced semi-annually at a rate of $6.25 million beginning March 15, 2000. All borrowings under the 1995 Credit Agreement have a final maturity of June 30, 2002.

     The rate of interest on borrowings under the 1995 Credit Agreement is, at Playtex's option, a function of various alternative short term borrowing rates, as defined in the 1995 Credit Agreement. Quarterly commitment fees of three-eighths of 1% on the unutilized portion of the 1995 Credit Agreement and an agency fee of $0.1 million per annum are also required. At December 28, 1996, aggregate unused lines of credit (giving effect to outstanding letters of credit) under the 1995 Credit Agreement amounted to $98.9 million.

     The provisions of the 1995 Credit Agreement require Playtex to meet certain financial covenants and ratios and also include conditions or restrictions on: new indebtedness and liens; major acquisitions or mergers; capital expenditures and disposition of assets; certain dividends and other distributions; and prepayment and modification of indebtedness or equity capitalization. The 9% Notes also contain restrictions and requirements with regard to similar matters. Under the terms of the 1995 Credit Agreement and the 9% Notes, payment of cash dividends on the common stock of Playtex is restricted. Certain wholly-owned subsidiaries of the Company are guarantors of the 9% Notes (see note 20).

     On June 9, 1995, the Company entered into an interest rate protection agreement such that, for a two year period commencing July 6, 1995, interest expense with respect to $125 million of its variable rate outstanding indebtedness is at fixed rates. The agreement can be extended, at the option

                      PLAYTEX PRODUCTS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the counterparty, for an additional one year period. The agreement provides for quarterly payments by Playtex at a rate of 6.17% up to October 6, 1995 and at a rate of 5.96% until July 7, 1997 (or July 6, 1998 if the counterparty exercises its option to extend the agreement) and receipt of payments from the counterparty at a 90-day LIBOR rate. This agreement effectively fixes the rate on $125 million at 7.71%, after giving effect to the 1.75% spread as provided for in the 1995 Credit Agreement.

     Effective July 25, 1995, the Company entered into a second interest rate protection agreement to fix interest expense with respect to an additional $100 million of its outstanding indebtedness. This agreement provides for quarterly payments by Playtex at a rate of 5.825% and receipt of quarterly payments from the counterparty at a 90-day LIBOR rate until July 25, 1997 (or July 25, 1998, if extended by the counterparty). This agreement effectively fixes the rate on $100 million at 7.575%, after giving effect to the 1.75% spread as provided for in the 1995 Credit Agreement.

     Effective July 25, 1996, the Company entered into a third interest rate protection agreement to fix interest expense with respect to an additional $150 million of its outstanding indebtedness. This agreement provides for quarterly payments by Playtex at a rate of 5.59% and receipt of quarterly payments from the counterparty at a 90-day LIBOR rate until July 25, 1998. The agreement will terminate with no penalty to either party, if the 90-day LIBOR rate is equal to or greater than 6.25% at any 90 day interest reset date. This agreement effectively fixes the rate on $150 million at 7.34%, after giving effect to the 1.75% spread as provided for in the 1995 Credit Agreement.

     Net receipts or payments under these agreements are recognized as an adjustment to interest expense.

     Aggregate annual maturities under the 1995 Credit Agreement are (in millions): $25.0 in fiscal 1997, $30.0 in fiscal 1998, $50.0 in fiscal 1999, $85.0 in fiscal 2000 and $105.0 in fiscal 2001.

     At December 28, 1996, December 30, 1995 and December 31, 1994, the weighted average interest rates for the 1995 Credit Agreement borrowings were 7.32%, 7.57% and 9.19%, respectively. In addition, the weighted average interest rates on such borrowings were 7.35%, 8.11% and 7.30% for the twelve month periods ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively.

     On February 2, 1994, Playtex issued $360.0 million aggregate principal amount of 9% Notes. Interest on the 9% Notes is payable in cash semi-annually on each June 15 and December 15.

Principal of the Notes is due on December 15, 2003.

8.   DUE TO RELATED PARTY

     Due to related party consists of 15 1/2% Subordinated Notes held by the Apparel Partnership. Interest on the 15 1/2% Subordinated Notes is payable annually in cash on each December 15. However, with respect to any such interest amount payable prior to maturity, Playtex may elect and elected for periods through December 15, 1993 to make such payments in additional 15 1/2% Subordinated Notes. On December 16, 1996 and December 15, 1995, Playtex paid in cash the

                        PLAYTEX PRODUCTS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accrued interest for the annual periods then ended. Principal and any unpaid accrued interest on the 15 1/2% Subordinated Notes are payable in cash on December 15, 2003.

9. INCOME TAXES

     The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are more likely than not to be realized.

     Earnings (loss) before income taxes, cumulative effect of accounting changes and extraordinary loss are as follows (in thousands):

                                       TWELVE MONTHS ENDED

                            DECEMBER 28,        DECEMBER 30,      DECEMBER 31,
                               1996                1995              1994
                            ---------            ---------        ---------

U.S.                        $  32,650            $   8,579        $  51,049
Foreign                         1,690                2,346            2,492
                            ---------            ---------        ---------
 Total                      $  34,340             $ 10,925        $  53,541
                            =========            =========        =========

     Playtex's provisions for income taxes for the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994 are as follows (in thousands):

                                           TWELVE MONTHS ENDED

                              DECEMBER 28,    DECEMBER 30,      DECEMBER 31,
                                 1996            1995               1994
                             -----------       ----------       -----------
Current:
  Federal                    $    7,851         $   9,174         $   3,750
  State and local                   553            (2,123)           (2,075)
  Foreign                           895             1,233             2,470
                             -----------       ----------       -----------
                                  9,299             8,284             4,145
                             ----------        ----------       -----------
Deferred:
  Federal                         6,851               (82)           16,593
  State and local                   311               (26)            4,439
  Foreign                          (320)              (25)           (1,183)
                             ----------        ----------       -----------
                                  6,842              (133)           19,849
                             ----------        ----------       -----------
    Total                    $   16,141          $  8,151        $   23,994
                             ==========        ==========       ===========

                          PLAYTEX PRODUCTS, INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Taxable and deductible temporary differences and tax credit carryforwards which give rise to Playtex's deferred tax assets and liabilities at December 28, 1996 and December 30, 1995 are as follows (in thousands):

                                                    DECEMBER 28,   DECEMBER 30,
                                                        1996           1995
                                                   ------------    ------------

Deferred tax assets:
  Allowances and reserves not
    currently deductible                            $     12,468      $  17,604
  Net operating loss carryforwards                         6,185          6,745
  Postretirement benefits reserve                          2,256          2,009
  Capitalized book expenses for tax purposes                 675            581
  State tax credits                                           58            136
                                                    ------------      ---------
    Total                                           $     21,642      $  27,075
                                                    ============      =========

Deferred tax liabilities:

  Deferred gain on sale of business                 $     14,650      $  14,650
  Property, plant and equipment                            8,845          8,052
  Trademarks                                               5,139          4,222
  Undistributed earnings of foreign subsidiary             2,622          2,836
  Other                                                      480            567
                                                    ------------      ---------
    Total                                           $     31,736      $  30,327
                                                    ============      =========


     Undistributed earnings of the Company's Canadian subsidiary for which U.S. income taxes have not been provided were approximately $3.5 million at December 28, 1996. Such undistributed earnings are expected to be permanently reinvested in the Canadian subsidiary.

     At the time of its acquisition, BBH had net operating loss carryforwards of $18.4 million that expire in years 2007 through 2010. These net operating loss carryforwards can be utilized by Playtex, with certain limitations, on its federal, state and local tax return for tax periods subsequent to October 31, 1995. Playtex expects to fully utilize these net operating loss carryforwards prior to their expiration.

                              PLAYTEX PRODUCTS, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company's tax provision differed from the amount computed using the federal statutory rate of 35% as follows (in thousands):

                                                                         TWELVE MONTHS ENDED
                                                              -----------------------------------------
                                                              DECEMBER 28,   DECEMBER 30,    DECEMBER 31,
                                                                  1996          1995          1994
                                                              ------------   ----------     ------------
Expected federal income tax at statutory rates                $ 12,019        $  3,824       $ 18,739
Amortization and write-off of intangible assets                  3,618           5,647          3,436
Settlement of tax examinations                                       -          (2,385)        (1,498)
State and local income taxes                                       562             786          2,993
Foreign tax rate differential                                      279             331            362
Effect on deferred taxes due to change in
  Canada withholding tax rates                                    (214)              -              -
Other, net                                                        (123)            (52)           (38)
                                                              --------        --------       --------
  Total tax provision                                         $ 16,141        $  8,151       $ 23,994
                                                              ========        ========       ========

     During 1995 and 1994, several state jurisdictions concluded their examinations of tax returns filed by Playtex or its subsidiaries for various years 1987 through 1992 or the statute of limitations related to other specific situations lapsed. As a result of these favorable developments, Playtex recorded a $2.4 million and a $1.5 million tax benefit in the provision for income taxes for the years ended December 30, 1995 and December 31, 1994, respectively.

10.  COMMON STOCK

     During 1994, the Company established a long-term incentive plan (the "1994 Stock Option Plan") under which awards of incentive stock options, nonqualified stock options and stock appreciation rights ("SARs") may be granted to directors and key employees of the Company. Stock options granted under the 1994 Stock Option Plan may have a term not in excess of ten years. The exercise price for stock options may not be less than the fair market value of the common stock on the date of grant. Except with respect to formula grants to certain non-employee directors, options vest over a period determined by the Compensation and Stock Option Committee.

     SARs may be granted in tandem with a stock option grant or at any time following the stock option grant. Upon exercise of a SAR, the grantee will receive cash equal to the excess of the fair market value of a share of common stock over the exercise price. No SARs have been granted.

     On June 6, 1995, the Company's stockholders approved an amendment to the 1994 Stock Option Plan increasing the number of shares of common stock available for issuance upon exercise of options and SARs from 1,047,785 to 3,047,785 and increasing the number of shares available for issuance upon exercise of options and SARs grants to any single executive officer from 300,000 to 1,000,000.

     In 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). As permitted by SFAS 123, the Company will continue to follow the provisions of APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and related interpretations in accounting for compensation expense related to the issuance of stock options. Had compensation costs related to the issuance of stock options under the Company's 1994 Stock Option Plan been determined based on the estimated fair value at the grant dates for awards under SFAS 123, the Company's net income and earnings per share for the twelve months ended December 28, 1996 and December 30, 1995 would have been reduced to the pro forma amounts listed below:


                           PLAYTEX PRODUCTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                         December 28,         December 30,
                                                            1996                 1995
                                                       ---------------       -------------
Net income (loss) to common shareholders
  As reported                                            $   18,199           $   (5,161)
  Pro forma                                              $   15,649           $   (6,611)
Earning per share  (primary & fully diluted)
  As reported                                            $     0.36           $    (0.12)
  Pro forma                                              $     0.31           $    (0.16)

     The fair value of each stock option grant was estimated on the date of grant using the Black- Scholes option-pricing model with the following assumptions: weighted average risk-free interest rates of 6.63% and 6.26% for fiscal 1996 and 1995, respectively; no dividend yield; expected lives of 5 years; and volatility of 35%.

     A summary of the status of the 1994 Stock Option Plan for fiscal 1996, 1995 and 1994 and the changes during those years is as follows:

                                                          1996                    1995                    1994
                                               ------------------------  ------------------------  ---------------------
                                                             Weighted--                 Weighted-              Weighted-
                                                              Average                    Average               Average
                                                             Exercise                    Exercise              Exercise
                                                 SHARES       PRICE        SHARES        PRICE      SHARES      PRICE
                                               ---------    --------     ----------     -------     -------    -------

Outstanding at beginning
   of year                                     2,240,800    $   9.17        297,500     $ 12.21           -    $     -
Granted                                          166,000        8.76      2,080,700        8.82     321,500      12.27
Exercised                                         (7,499)       7.87              -         -             -          -
Forfeited                                        (83,867)       9.47       (137,400)      10.43     (24,000)     13.00
                                               ---------                 ----------                 -------
Outstanding at end of year                     2,315,434        9.14      2,240,800        9.17     297,500      12.21
                                               =========                 ==========                 =======
Options exercisable at year-end                  715,452        9.37         76,348       11.98      None
Weighted-average fair
    value of options granted
    during the year                           $     4.40                 $     4.43


                                       PLAYTEX PRODUCTS, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table summarizes information about fixed stock options outstanding at December 28, 1996:

                                  OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                         --------------------------------------      ------------------------
                                         WEIGHTED
                             NUMBER       AVERAGE      WEIGHTED          NUMBER      WEIGHTED
      RANGE OF            OUTSTANDING    REMAINING     AVERAGE        EXERCISABLE    AVERAGE
      EXERCISE                AT        CONTRACTUAL    EXERCISE            AT        EXERCISE
       PRICES              12/28/96        LIFE         PRICES         12/28/96       PRICES
------------------       -----------    -----------   ---------       ----------    ---------
 $ 6.000 to  7.000           37,500        7.96        $ 6.7500           25,000    $ 6.7500
 $ 7.000 to  8.000          971,834        8.61          7.8750          320,228      7.8750
 $ 8.000 to  9.000          166,000        9.40          8.6528            3,000      8.2500
 $ 9.000 to 10.000          800,000        8.48          9.8750          200,000      9.8750
 $10.000 to 13.000          340,100        7.92         11.5134          167,224     12.0250
                          ---------                                     -------
 $ 6.750 to 13.000        2,315,434        8.51          9.1379          715,452      9.3663
                          =========                                     =======

11.  WRITE-OFF OF SMILETOTE INTANGIBLE ASSETS

     During the fourth quarter of fiscal 1995 and in connection with certain strategic decisions regarding the SMILETOTE product line, the Company prepared financial projections to evaluate the SMILETOTE business in terms of projected net earnings and operating cash flows. Based upon the projections of undiscounted operating earnings before amortization of intangible assets and after considering interest on indebtedness, management concluded that the unamortized value of the intangible assets associated with SMILETOTE had been permanently impaired. Consequently, the Company wrote off in the fourth quarter of fiscal 1995 the remaining $6.4 million of intangible assets associated with SMILETOTE.

12.   EXTRAORDINARY LOSS

     In June 1995, in connection with the 1995 Transaction, Playtex recorded an extraordinary loss of $7.9 million (net of income tax benefit of $5.2 million) for costs and expenses related to the write-off of the unamortized portion of deferred financing costs associated with the 1994 Credit Agreement. See notes
2 and 7.

13.  LEASES

     Future minimum payments under non-cancelable operating leases for years after December 28, 1996 are as follows (in thousands): $3,430 in 1997, $3,560 in 1998, $3,010 in 1999, $2,472 in 2000, $2,472 in 2001 and $5,573 in later years.

                        PLAYTEX PRODUCTS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Rent expense for operating leases amounted to (in thousands): $5,201, $5,092, and $4,240 for the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994, respectively.

14. PENSION AND OTHER POSTRETIREMENT BENEFITS

PENSION PLANS - Substantially all Playtex U.S. hourly and approximately 78% of all Canadian employees participate in pension plans. At December 28, 1996, approximately 1,112 employees were covered by these plans, of which approximately 189 retirees or beneficiaries were receiving benefits.

     Changes in pension benefits, which are allocable to previous service of employees, and gains and losses that occur because actual experience differs from assumptions will be amortized over the estimated average future service period of employees. Actuarial assumptions for the plans include: (a) 8% for the expected long-term rate of return on plans assets, (b) 7.5% for the discount rate for calculating the projected benefit obligation and (c) 3.25% for the rate of average future increases in compensation levels.

     Net pension expense (income) for the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994 includes the following components (in thousands):

                                                    TWELVE MONTHS ENDED
                                      ------------------------------------------------
                                      DECEMBER 28,       DECEMBER 30,     DECEMBER 31,
                                         1996               1995              1994
                                      ------------       ------------     ------------
Service cost-benefits
  earned during the period               $    721         $    616         $    622
Interest cost on projected
  benefit obligation                        1,688            1,559            1,414
Actual return on plan assets               (3,711)          (6,000)             872
Amortization of prior
  service cost                                 73               73               59
Amortization of unrecognized
  net gain                                    (51)              (2)            (106)
Amortization of transition
  gain over 10 years                         (193)            (193)            (192)
Excess (shortfall) of actual return
  on plan assets over estimated             1,479            4,190           (2,797)
                                         --------         --------         --------
    Net pension expense (income)         $      6         $    243         $   (128)
                                         ========         ========         ========


     A reconciliation of the projected benefit obligation for the pension plans to the prepaid pension expense recorded at December 28, 1996 and December 30, 1995 is as follows (in thousands):

                          PLAYTEX PRODUCTS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                            DECEMBER 28,      DECEMBER 30,
                                               1996               1995
                                           ------------       -------------

Projected benefit obligation for
  service rendered to date                 $   (24,347)       $   (22,740)
Plan assets at fair value, primarily
  listed stocks, money market funds
  and guaranteed investment contracts           31,171             28,313
                                           ------------       ------------
Plan assets in excess of projected
  benefit obligation                             6,824              5,573
Unrecognized net gain from past
  experience different from that assumed

  and effects of changes in assumptions         (4,398)            (3,019)
Prior service cost not yet recognized
  in net periodic pension cost                     365                438
Unrecognized transition gain                      (395)              (589)
                                           -----------       ------------
Prepaid pension expense                    $     2,396       $      2,403
                                           ===========       ============

     The portion of the projected benefit obligation at December 28, 1996 and December 30, 1995 representing the accumulated benefit obligation was $22.0 million, of which $21.2 million was vested, and $20.6 million, of which $19.8 million was vested, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS - Playtex provides Company-sponsored postretirement health care and life insurance benefits to certain U.S. retirees. These plans require employees to share in the costs. Approximately 89 % of all U.S. personnel may become eligible for Company-sponsored post-retirement health care and life insurance if they were to retire from the Company. The cost of providing Company-sponsored postretirement health care and life insurance benefits for U.S. retirees was approximately $0.8 million for each of the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994. The Company accrues the estimated cost of these benefits during the participants' active service periods up to the dates on which they become eligible for full benefits.

     Playtex also provides two non-contributory defined contribution plans and a contributory 401(k) plan covering various employee groups. The amounts charged to earnings for Playtex's defined contribution plans totaled $4.6 million, $4.7 million, and $4.2 million for the twelve months ended December 28, 1996, December 30, 1995, and December 31, 1994, respectively.

15.  RELATED PARTY TRANSACTIONS

     Joel E. Smilow, a director and former senior executive officer of Playtex and Hercules P. Sotos, former director and senior executive officer of Playtex, are general partners of the Apparel Partnership, holding beneficial interests of 58.5% and 13.5%, respectively, in the Apparel

                          PLAYTEX PRODUCTS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Partnership. Under a consulting agreement, which commenced in the third quarter of 1995, the Company has retained Mr. Smilow as a consultant for a five-year period at an annual fee of $250,000 plus expenses and certain benefits. The consulting agreement does not require Mr. Smilow to devote any minimum amount of time to the performance of consulting services.

     On October 31, 1995, Playtex and a wholly-owned subsidiary acquired all issued and outstanding common shares of BBH not previously owned by Playtex. Prior to the BBH Acquisition, BBH was controlled by Thomas Lee Equity Partners, L.P. and certain employees and affiliates of the Thomas H. Lee Company. Thomas
H. Lee, President of the Thomas H. Lee Company, is a director and a significant stockholder of Playtex. Beginning in December 1992, Playtex had a distribution agreement with Sun Pharmaceuticals Corp. ("Sun"), a wholly-owned subsidiary of BBH, pursuant to which Playtex was the exclusive distributor of BANANA BOAT products in all of the areas Sun had repurchased distribution rights from its then current distributors. Concurrent with the acquisition, the distribution agreement between Sun and Playtex was canceled. For the ten months ended October 31, 1995 and for the twelve months ended December 31, 1994 Playtex purchased $30.1 million and $30.5 million, respectively, of BANANA BOAT products from Sun and at December 31, 1994 Playtex had accounts payable to Sun of $3.9 million.

     Playtex believes that the terms of all the arrangements with the Apparel Partnership and BBH were fair to Playtex and comparable to those which could be obtained from unrelated third parties.

16.  BUSINESS AND CREDIT CONCENTRATIONS

     Most of Playtex's customers are disbursed throughout the United States and Canada. No single customer accounted for more than 10% of Playtex's net sales in 1996, 1995, or 1994 with the exception of Wal-Mart Stores, Inc. ("Wal Mart") (approximately 18% in 1996, 17% in 1995, and 15% in 1994 ). At December 28, 1996
and December 30, 1995, no account receivable from any customer was significant, except for Wal-Mart (approximately $11.9 million in 1996 and $11.1 million in 1995). Aggregate receivables from high risk customers are not considered significant and Playtex estimates, based upon past experience, that it has sufficient reserves to cover any losses arising from any such accounts.

17.  DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

CASH, RECEIVABLES, ACCOUNTS PAYABLE, INCOME TAXES AND ACCRUED EXPENSES - The carrying amounts approximate fair value because of the short-term maturity of these instruments.

1995 CREDIT AGREEMENT The carrying amounts approximate fair value because the rate of interest on borrowings under the 1995 Credit Agreement is, at Playtex's option, a function of various alternative short-term borrowing rates, as defined in the 1995 Credit Agreement.

INTEREST RATE PROTECTION AGREEMENTS The fair value of interest rate protection agreements is the estimated amount that Chase Manhattan Bank would receive or pay to terminate the interest rate protection agreements at the balance sheet date, taking into account current interest rates and the current credit worthiness of the interest rate protection agreement counterparties. Termination of the

                          PLAYTEX PRODUCTS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

interest rate protection agreements at December 28, 1996 would require Playtex to pay the Chase Manhattan Bank $1.6 million.


LONG-TERM DEBT AND OTHER FINANCIAL INSTRUMENTS The fair value of the following financial instruments was estimated at December 28, 1996 and December 30, 1995 as follows (in thousands):

                                               DECEMBER 28, 1996         DECEMBER 30, 1995
                                             ----------------------    ----------------------
                                             CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                             AMOUNT      FAIR VALUE    AMOUNT      FAIR VALUE
                                             --------    ----------    --------    ----------
9% Senior Subordinated Notes (a)             $360,000     $353,400     $360,000     $317,700
15% Notes due from Playtex Apparel
  Partners, L.P. (b)                           80,017       80,017       80,017       80,017
15 1/2% Subordinated Notes due to Playtex
  Apparel Partners, L.P. (b)                   78,386       78,386       78,386       78,386
Other noncurrent assets (c)                     4,224        4,100        4,403        4,270
Noncurrent liabilities (c)                     14,207       12,930       16,784       15,270


(a) At December 28, 1996 and December 30, 1995, the estimates were based on the average range of bid/ask quotes provided by independent securities dealers.

(b) The estimated fair value approximates the carrying amount at December 28, 1996 and December 30, 1995, based on the amount of future cash flows associated with these instruments, discounted using an appropriate interest rate.

(c) The fair values are based on a combination of actual cost associated with recent purchases or the amount of future cash flows discounted using Playtex's borrowing rate for similar instruments.

18.   INFORMATION BY MAJOR GEOGRAPHIC SEGMENT

     Net sales by geographic area represent sales to unaffiliated customers only. Intergeographic sales and transfers between geographic areas are nominal and have not been disclosed separately.

     Operating earnings is defined as total revenue less operating expenses. In computing operating earnings, interest and income taxes have not been deducted.

     Identifiable assets by geographic area represent those assets that are used in Playtex's operations in each area.

                                         TWELVE MONTHS ENDED
                           ------------------------------------------------
(IN THOUSANDS)             DECEMBER 28,     DECEMBER 30,       DECEMBER 31,
                              1996             1995               1994
                           ----------       ------------       ------------
Sales:

         United States     $ 459,075         $ 445,880         $ 436,091
         Canada               39,667            37,701            37,184
                           ---------         ---------         ---------
                           $ 498,742         $ 483,581         $ 473,275
                           =========         =========         =========



                          PLAYTEX PRODUCTS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    TWELVE MONTHS ENDED
                                       ---------------------------------------------
(IN THOUSANDS)                          DECEMBER 28,     DECEMBER 30,    DECEMBER 31,
                                           1996             1995           1994
                                       ------------      ----------     ----------
Operating earnings:

               United States            $   97,702       $   80,085      $ 127,136
               Canada                        1,498            2,201          2,558
                                        ----------      -----------      ---------
                                        $   99,200       $   82,286      $ 129,694
                                        ==========       ==========      =========
Identifiable assets (at period end):

               United States            $  647,629       $  671,722      $ 589,649
               Canada                       12,702           11,139          9,751
                                        ----------       ----------      ---------
                                        $  660,331       $  682,861      $ 599,400
                                        ==========       ==========      =========


19.  QUARTERLY DATA (UNAUDITED)

     The following is a summary of the quarterly results of operations and market price data for the Company for the twelve months ended December 28, 1996 and December 30, 1995:


(IN THOUSANDS, EXCEPT PER SHARE DATA)        FIRST          SECOND          THIRD         FOURTH
                                            QUARTER         QUARTER        QUARTER        QUARTER
                                            --------       ---------      --------        --------
FISCAL 1996
-----------
Net sales                                   $143,067       $131,872       $117,500        $106,303
Operating earnings                            27,841         26,735         26,334          18,290
Net earnings                                   5,981          5,489          5,408           1,321
Earnings  per share: (a)
   Net earnings                              $   .12         $  .11         $  .11          $  .03
Market price - high                          $     8 5/8     $   10 3/8     $    9 1/2      $    9 1/2
             - low                           $     6 5/8     $    7 1/8     $    7 1/2      $    7 1/8

FISCAL 1995
-----------
Net sales                                   $132,767        $135,627      $111,744        $103,443
Operating earnings (loss)                     27,259          30,199        25,433            (605)
Earnings (loss) before extraordinary items     3,753           6,521         5,488         (12,988)
Net earnings (loss)                            3,753          (1,414)        5,488         (12,988)
Earnings (loss) per share: (a)
  Before extraordinary items                  $  .12          $  .18        $  .11          $ (.26)
  Net earnings (loss)                         $  .12          $ (.04)       $  .11          $ (.26)
Market price - high                           $    8 5/8      $   10 1/4    $   12 1/2      $    9
             - low                            $    6 3/4      $    7 1/2    $    8 3/8      $    6 1/2


(a) Per share data is computed independently for each of the periods presented; therefore, the sum of the earnings per share amounts for the quarters may not equal the total for the year.

                          PLAYTEX PRODUCTS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     The 9% Notes are guaranteed by certain wholly-owned subsidiaries of the Company (the "Guarantors"), namely Playtex Sales & Services, Inc. ("PSSI"), Playtex Manufacturing, Inc. ("PMI") and Sun Pharmaceuticals Corp. ("Sun"). The remaining first tier and lower tier subsidiaries of the Company are not guarantors of the 9% Notes (the "Non-Guarantors"). PSSI provides sales solicitation, management and administrative services to Playtex and its U.S. affiliates. PMI is a contract manufacturer and contract research and development services provider for Playtex and its U.S. affiliates. Sun owns the BANANA BOAT trade name and certain other intangible assets associated with the BANANA BOAT business. Sun distributes its product outside the U.S. and Puerto Rico and to certain U.S. distributors excluding Playtex. Sun has entered into license agreements with Playtex and other unrelated licensors for the right to use the BANANA BOAT trade name and intangible assets associated with the BANANA BOAT sun and skin care business and manufacture and distribute BANANA BOAT products.

     The Non-Guarantors include Playtex Beauty Care, Inc., a manufacturer and distributor of JHIRMACK hair care products, Playtex Investment Corporation, an investment holding company which holds the 15% debentures issued by Playtex Apparel Partners, L.P. due December 15, 2003, Playtex International, Inc., sole shareholder of Playtex Limited, a manufacturer and distributor of Playtex products in Canada, SmileTote, Inc., owner of certain Infant Care related intangible assets, TH Marketing Corp., sole shareholder of Playtex Foreign Sales Corporation, and Playtex Foreign Sales Corporation, a foreign sales corporation as defined by Internal Revenue Code Section 922.

     The Guarantors are joint and several guarantors of the 9% Notes. Such guarantees are joint and several obligations of the Guarantors, irrevocable and full and unconditional, limited to the largest amount that would not render such Guarantors' obligations under the guarantees subject to avoidance under any applicable federal or state fraudulent conveyance or similar law. The guarantees are senior subordinated obligations of the applicable Guarantor, and are subordinated to all senior obligations of such Guarantor, including guarantees of the Company's obligations under the 1995 Credit Agreement.

     The Notes contain certain restrictions and limitations, which, among other things, restrict the type and/or amount of additional indebtedness that may be incurred by Playtex or its subsidiaries, payment of dividends and other distributions, issuances of preferred stock; loans and advances; certain transactions with Playtex stockholders and affiliates; certain mergers and consolidations; certain sales or transfers of assets; the creation of certain liens; the transfer of assets to certain subsidiaries; and restrictions on dividends and other distributions by subsidiaries, including the Guarantors.

     The information which follows presents condensed financial information as of December 28, 1996 and December 30, 1995 of (a) the Company on a consolidated basis, (b) the parent company only ("Parent Company"), (c) the combined Guarantors, and (d) the combined Non-Guarantors.



                                        PLAYTEX PRODUCTS, INC.
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 28, 1996
(In thousands)

                                        CONSOLI-        LIMINA-         PARENT         COMBINED           NON-
ASSETS                                   DATED           TIONS          COMPANY       GUARANTORS       GUARANTORS
                                       ---------      ----------       --------       ----------       ----------
Current assets                         $ 122,491      $       --       $  66,474      $   39,436       $   16,581
Investment in subsidiaries                    --         (70,924)         70,924              --               --
Intercompany receivable                       --        (126,773)        120,717           5,717              339
Net property, plant and
   equipment                              53,408              --             309          51,743            1,356
Intangible assets                        384,854              --         316,057          66,749            2,048
Other noncurrent assets                   99,578            (504)         19,556              --           80,526
                                       ---------      ----------       ---------      ----------       ----------
         Total assets                  $ 660,331      $ (198,201)      $ 594,037      $  163,645       $  100,850
                                       =========      ==========       =========      ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                    $ 115,969      $       --       $  69,584      $   39,723       $    6,662
Intercompany payable                          --        (126,773)             --              --          126,773
Long-term debt                           793,086              --         793,086              --               --
Other noncurrent liabilities              34,003            (504)         14,094           2,966           17,447
                                       ---------       ---------       ---------      ----------       ----------
      Total liabilities                  943,058        (127,277)        876,764          42,689          150,882
Stockholders' equity                    (282,727)        (70,924)       (282,727)        120,956          (50,032)
                                       ---------       ---------       ---------      ----------       ----------
      Total liabilities an
         stockholders' equity          $ 660,331      $ (198,201)      $ 594,037      $  163,645       $  100,850
                                       =========       =========       =========      ==========       ==========

CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 30, 1995
(In thousands)

                                        CONSOLI-        ELIMINA-        PARENT        COMBINED            NON-
ASSETS                                   DATED           TIONS          COMPANY      GUARANTORS        GUARANTORS
                                       ---------      ----------       ---------     ----------        ----------
Current assets                         $ 130,848      $    (460)       $ 112,969      $   1,303        $  17,036
Investment in subsidiaries                    --        (68,280)          68,280             --               --
Intercompany receivable                       --       (127,210)         126,955             --              255
Net property, plant and
   equipment                              52,462             --              201         50,757            1,504
Intangible assets                        397,705             --          326,752         68,837            2,116
Other noncurrent assets                  101,846           (505)          21,832             --           80,519
                                       ---------      ---------        ---------      ---------        ---------
         Total assets                  $ 682,861      $(196,455)       $ 656,989      $ 120,897        $ 101,430
                                       =========      =========        =========      =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                    $ 102,211      $    (460)       $  94,762      $      --        $   7,909
Intercompany payable                                   (127,210)              --             --          127,210
Long-term debt                           848,436             --          848,436             --               --
Other noncurrent liabilities              33,190           (505)          14,767          2,271           16,657
                                       ---------      ---------        ---------      ---------       ----------
      Total liabilities                  983,837       (128,175)         957,965          2,271          151,776
Stockholders' equity                    (300,976)       (68,280)        (300,976)       118,626          (50,346)
                                       ---------      ---------        ---------      ---------       ----------
      Total liabilities and
         stockholders' equity          $ 682,861      $(196,455)       $ 656,989      $ 120,897        $ 101,430
                                       =========      =========        =========      =========        =========

                                      PLAYTEX PRODUCTS, INC.
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 28, 1996:

(In thousands)

                                        CONSOLI-       ELIMINA-         PARENT         COMBINED          NON-
                                         DATED          TIONS           COMPANY       GUARANTORS      GUARANTORS
                                       ---------      ---------        ---------      ----------      ----------
 Net revenues                          $ 498,742      $(167,269)       $ 438,127      $ 168,890       $  58,994
 Cost of sales                           192,512       (104,374)         161,849        108,699          26,338
                                       ---------      ---------        ---------      ---------       ---------
      Gross profit                       306,230        (62,895)         276,278         60,191          32,656
Operating expenses:
Advertising, selling and
      administrative                     194,184        (62,895)         171,534         53,666          31,879
Amortization of intangibles               12,846             --           10,570          2,208              68
                                       ---------      ---------        ---------      ---------        --------
      Total operating expenses           207,030        (62,895)         182,104         55,874          31,947
                                       ---------      ---------        ---------      ---------        --------
      Operating earnings                  99,200             --           94,174          4,317             709
 Interest expense, net                    64,860             --           76,864             (1)        (12,003)
 Equity in net earnings
    of subsidiaries                           --         10,456          (10,456)            --              --
                                       ---------      ---------        ---------      ---------        --------
      Earnings before
         income taxes                     34,340        (10,456)          27,766          4,318          12,712
 Income taxes                             16,141             --            9,567          1,988           4,586
                                       ---------      ---------        ---------      ---------        --------
Net income                             $  18,199      $ (10,456)       $  18,199      $   2,330        $  8,126
                                       =========      =========        =========      =========        ========

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 1995:
(In thousands)

                                        CONSOLI-       ELIMINA-         PARENT        COMBINED           NON-
                                         DATED          TIONS           COMPANY       GUARANTORS      GUARANTORS
                                       ---------      ---------        ---------      ----------      ----------
 Net revenues                          $ 483,581      $  (7,427)       $ 417,894      $   1,367        $  71,747
 Cost of sales                           188,129         (6,365)         163,233          1,227           30,034
                                       ---------      ---------        ---------      ---------        ---------
      Gross profit                       295,452         (1,062)         254,661            140           41,713
Operating expenses:
Advertising, selling and
      administrative                     195,457         (1,062)         152,975            830           42,714
Amortization of intangibles               17,709             --           10,427            365            6,917
                                       ---------      ---------        ---------      ---------        ---------
      Total operating expenses           213,166         (1,062)         163,402          1,195           49,631
                                       ---------      ---------        ---------      ---------        ---------
      Operating earnings                  82,286             --           91,259         (1,055)          (7,918)
 Interest expense, net                    71,361             --           83,326             --          (11,965)
 Equity in net earnings
    of subsidiaries                           --           (808)             808             --               --
                                       ---------      ---------        ---------      ---------        ---------
      Earnings (loss) before income
         taxes and extraordinary loss     10,925            808            7,125         (1,055)           4,047
 Income taxes                              8,151             --            4,351           (341)           4,141
                                       ---------      ---------        ---------      ---------        ---------
      Earnings (loss) before
         extraordinary loss                2,774            808            2,774           (714)             (94)
Extraordinary loss on early
   retirement of debt, net of
   $5,180 tax benefit                     (7,935)            --           (7,935)            --               --
                                       ---------      ---------        ---------      ---------        ---------
      Net loss                         $  (5,161)     $     808        $  (5,161)     $    (714)       $     (94)
                                       =========      =========        =========      =========        =========

                                       A-32



                                               PLAYTEX PRODUCTS, INC.
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 28, 1996:
(In thousands)

                                        CONSOLI-       ELIMINA-         PARENT        COMBINED            NON-
                                         DATED          TIONS           COMPANY       GUARANTORS       GUARANTORS
                                       ---------      ---------        --------       ----------       ----------
Net earnings                           $  18,199      $ (10,456)       $  18,199      $    2,330       $    8,126
Non-cash items included in earnings:
   Amortization of intangibles            12,846             --           10,570           2,208               68
   Amortization of deferred
      financing costs                      2,089             --            2,089              --               --
   Depreciation                            8,929             --               72           8,428              429
   Deferred taxes                          6,842             --            7,963          (1,449)             328
   Other, net                                 48         10,456          (10,279)           (120)              (9)
Decrease (increase) in
   net working capital                    11,351             --           13,273          (1,983)              61
                                       ---------      ---------        ---------      ----------        ---------
Net cash flows from operations            60,304             --           41,887           9,414            9,003
                                       ---------      ---------        ---------      ----------        ---------

Cash flows (used for) investing activities:
   Purchase of property, plant
        and equipment                     (9,740)            --              (45)         (9,414)            (281)
                                       ---------      ---------        ---------      ----------        ---------
 Net cash flows used for
   investing activities                   (9,740)            --              (45)         (9,414)            (281)
                                       ---------      ---------        ---------      ----------        ---------
Cash flows from (used for)
  financing activities:
  Net payments under working
      capital facilities and long-
      term debt obligations              (50,350)            --          (50,350)             --               --
   Issuance of shares of common
      stock, net                              60             --               60              --               --
   (Payment) receipt of dividends             --             --            7,802              --           (7,802)
   Other, net                                 (9)            --               (9)             --               --
                                       ---------     ----------        ---------      ----------        ---------
      Net cash flows used for
         financing activities            (50,299)            --          (42,497)             --           (7,802)
                                       ---------     ----------        ---------      ----------        ---------
Increase (decrease) in cash                  265             --             (655)             --              920
Cash at beginning of period                5,940             --            1,834              --            4,106
                                       ---------     ----------        ---------      ----------        ---------
Cash at end of period                  $   6,205     $       --        $   1,179      $       --        $   5,026
                                       =========     ==========        =========      ==========        =========

                                       A-33



                                               PLAYTEX PRODUCTS, INC.
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 1995:
(In thousands)

                                         CONSOLI-     ELIMINA-          PARENT         COMBINED            NON-
                                          DATED        TIONS            COMPANY       GUARANTORS        GUARANTORS
                                       ----------    ----------        --------       ----------        ----------
Net loss                               $   (5,161)   $      808        $ (5,161)      $     (714)       $      (94)
Non-cash items included in earnings:
   Extraordinary loss                       7,935            --           7,935               --                --
   Write-off of SMILETOTE intangibles       6,441            --              --               --             6,441
Amortization of intangibles                11,268            --          10,424              368               476
   Amortization of deferred
      financing costs                       2,246            --           2,246               --                --
   Depreciation                             8,496            --           8,000               --               496
   Deferred taxes                            (133)           --           1,039               --            (1,172)
   Other, net                                (291)         (808)            268               --               249
Decrease (increase) in
   net working capital                     (3,722)           --          (6,443)            (391)            3,112
                                        ---------    ----------        --------       ----------        ----------
      Net cash flows from operations       27,079            --          18,308             (737)            9,508
                                        ---------    ----------        --------       ----------        ----------

Cash flows (used for) investing activities:
   Purchase of property, plant
      and equipment                       (12,395)           --         (12,296)              --               (99)
   Business or investments
      acquired                            (94,429)          737         (95,166)              --                --
                                         --------    ----------        --------       ----------        ----------
    Net cash flows used for
        investing activities             (106,824)          737        (107,462)              --               (99)
                                         --------    ----------        --------       ----------        ----------
Cash flows from (used for)
 financing activities:
   Net payments under working
      capital facilities and long-
      term debt obligations               (85,650)           --         (85,650)              --                --
   Payment of financing costs              (9,113)           --          (9,113)              --                --
   Issuance of shares of common
      stock, net                          170,000            --         170,000               --                --
   (Payment) receipt of dividends              --            --           7,802               --            (7,802)
   Other, net                                  75            --              75               --                --
                                         --------    ----------        --------       ----------        ----------
      Net cash flows used for
         financing activities              75,312            --          83,114               --            (7,802)
                                         --------    ----------        --------       ----------        ----------
Increase (decrease) in cash                (4,433)          737          (6,040)            (737)            1,607
Cash at beginning of period                10,373          (737)          7,874              737             2,499
                                         --------    ----------        --------       ----------        ----------
Cash at end of period                    $  5,940    $       --        $  1,834       $      --         $    4,106
                                         ========    ==========        ========       ==========        ==========


                                       A-34

                          PLAYTEX PRODUCTS, INC.
                      INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Playtex Products, Inc.

We have audited the accompanying consolidated balance sheets of Playtex Products, Inc. and subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of operations, redeemable preferred stocks, common stock and other stockholders' equity and cash flows for the twelve months ended December 28, 1996, December 30, 1995 and December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Playtex Products, Inc. and subsidiaries as of December 28, 1996 and December 30, 1995 and the results of their operations and their cash flows for the twelve months ended December 28, 1996, December 30, 1995 and December 31, 1994, in conformity with generally accepted accounting principles.


                                                /s/ KPMG Peat Marwick LLP



February 7, 1997
Stamford, Connecticut

                            PLAYTEX PRODUCTS, INC.
                             REPORT OF MANAGEMENT

The management of Playtex Products, Inc. is responsible for the financial and operating information contained in the Annual Report, including the financial statements covered by the independent auditors' report. These statements were prepared in conformity with generally accepted accounting principles and include, where necessary, informed estimates and judgements.

The Company maintains systems of accounting and internal control designed to provide reasonable assurance that assets are safeguarded against loss, and that transactions are executed and recorded properly so as to ensure that the financial records are reliable for preparing financial statements.

Elements of these control systems are the establishment and communication of accounting and administrative policies and procedures, the selection and training of qualified personnel, and continuous programs of internal review.

The Company's financial statements are reviewed by its Audit Committee, which is composed entirely of non-employee Directors. This Committee meets with the independent auditors and management to review the scope and results of the annual audit, interim reviews, internal controls, and financial reporting matters. The independent auditors have direct access to the Audit Committee.



/s/Michael R. Gallagher
Chief Executive Officer
and Director



/s/Michael F. Goss
Executive Vice President,
Chief Financial Officer,
and Director



Westport, Connecticut
February 7, 1997

                             PLAYTEX PRODUCTS, INC.
                               OTHER INFORMATION

CORPORATE INFORMATION

Shares of Playtex's Common Stock are traded on the New York Stock Exchange under the symbol PYX.

Playtex has not paid a cash dividend since its inception, and its present policy is to retain earnings for use in its business. Under its debt agreements, Playtex is restricted from paying dividends unless it meets certain specified financial criteria immediately following such payment.

STOCK TRANSFER AGENT AND REGISTRAR
ChaseMellon Shareholder Services, L.L.C.
80 Challenger Road
Ridgefield Park, New Jersey 07660
(800)851-9677

AUDITORS

KPMG Peat Marwick LLP
Stamford, CT 06905

CORPORATE OFFICES

300 Nyala Farms Road
Westport, CT 06880

10-K REPORT

A copy of Annual Report on Form 10-K filed with the Securities and Exchange Commission by Playtex Products, Inc. for the year ended December 28, 1996 is available upon request from the Secretary of the Corporation at the Company's corporate offices. Requests may be faxed to (203)341-4260.

                               PLAYTEX PRODUCTS, INC.
                                 OTHER INFORMATION

BOARD OF DIRECTORS
Robert B. Haas              Chairman and Director, Chairman of the Board and Chief Executive
                            Officer of Haas Wheat & Partners Incorporated

Michael R. Gallagher        Chief Executive Officer and Director

Michael F. Goss             Executive Vice President, Chief Financial Officer, and Director
Joel E. Smilow              Former President and Chief Executive Officer
Thomas H. Lee               President of the Thomas H. Lee Company
Kenneth F. Yontz            Chairman of the Board, President and Chief Executive Officer of
                            Sybron International Corporation

Douglas D. Wheat            President of Haas Wheat & Partners Incorporated
Michael R. Eisenson         President and Chief Executive Officer of Harvard Private Capital
                            Group, Inc.

Timothy O. Fisher           Vice President of The Hillman Group

PRINCIPAL OFFICERS

Michael R. Gallagher        Chief Executive Officer and Director

Michael F. Goss             Executive Vice President, Chief Financial Officer, and Director
Richard G. Powers           President, Personal Products Division
Max R. Recone               President, Consumer Products Division
James S. Cook               Senior Vice President, Operations
Irwin S. Butensky           Senior Vice President, Research & Development
John D. Leahy               Vice President, Sales
Paul E. Yestrumskas         Vice President, General Counsel and Secretary
Frank M. Sanchez            Vice President, Human Resources
Glenn A. Forbes             Vice President, Finance

                                       A-38

                         PLAYTEX PRODUCTS, INC.
                300 NYALA FARMS ROAD, WESTPORT, CT  06880
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Playtex Products, Inc. hereby constitutes and appoints Michael R. Gallagher, and Michael F. Goss, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the meeting, (or if only one shall be present and acting at the meeting then that one) all of the shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the corporation to be held on May 20, 1997 and at any adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN             PLEASE MARK
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE               YOUR VOTE AS   / X /
VOTED "FOR" ITEMS 1 AND 2.                                                                INDICATED IN
                                                                                          THIS EXAMPLE


1. Election of directors to serve until the election and qualification of his or her successor.

    FOR ALL NOMINEES                WITHHOLD             (Instructions: To withhold authority to vote for any nominee strike a
  LISTED TO THE RIGHT              AUTHORITY             line through the nominee's name in the list below.)
(EXCEPT AS MARKED TO THE      TO VOTE FOR ALL NOMINEES
       CONTRARY)                LISTED TO THE RIGHT       R. Haas           M. Gallagher     M. Goss      T. Lee
                                                          K. Yontz          T. Fisher        D. Wheat     M. Eisenson
        /   /                         /   /               C. Merrifield


2. The ratification of the appointment of KPMG Peat Marwick LLP as      3.  In their discretion, the Proxies are authorized
   independent auditors for the Corporation for fiscal year 1997.          to vote upon such other business as may
                                                                            properly come before the meeting.
       FOR         AGAINST        ABSTAIN

      /   /         /   /          /   /                                         Receipt is acknowledged of
                                                                                 notice and proxy statement for
                                                                                 the foregoing meeting and of
                                                                                 annual report to stockholders
                                                                                 for the fiscal year ended
                                                                                 December 28, 1996.

                                                                                 When shares are held by joint
                                                                                 tenants, both should sign. When
                                                                                 signing as attorney, executor,
                                                                                 administrator, trustee or
                                                                                 guardian, please give full
                                                                                 title. If a corporation, please
                                                                                 sign in full corporate name by
                                                                                 president or other authorized
                                                                                 officer. If a partnership,
                                                                                 please sign partnership name by
                                                                                 authorized person.

                                                                                 ------------------------------------
                                                                                 Signature

                                                                                 ------------------------------------
                                                                                 Signature if held jointly


                                                                                 Dated                           1997
                                                                                        ------------------------

                                                                                 Please mark, sign, date and return the
                                                                                 proxy card promptly using the enclosed
                                                                                 envelope.




------------------------------------------------------------------------------------------------------------------------
                                                          FOLD AND DETACH HERE
